UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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LANDEC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 11, 2007

To the Shareholders of Landec Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Landec Corporation (the “Company”) will be held on Thursday, October 11, 2007, at 1:30 p.m., local time, at the Seaport Conference Center, 459 Seaport Blvd., Redwood City, CA 94063 for the following purposes:

(1)	To elect four directors to serve for a term expiring at the Annual Meeting of Shareholders held in the second year following the year of their election and until their successors are duly elected and qualified;
(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 25, 2008;
(3)	To authorize and approve a change of the Company’s domicile from California to Delaware effected by the merger of the Company, a California corporation, with and into Landec Corporation, a newly formed wholly-owned subsidiary of the Company incorporated under the Delaware General Corporation Law for the purpose of effecting the change of domicile; and
(4)	To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on August 13, 2007, are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote your shares by telephone or via the Internet.

By Order of the Board of Directors

/s/ Geoffrey P. Leonard

Geoffrey P. Leonard
Secretary

Menlo Park, California
September [  ], 2007

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 11, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Landec Corporation (“Landec” or the “Company”), a California corporation, for use at the Annual Meeting of Shareholders to be held on Thursday, October 11, 2007, at1:30 p.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Seaport Conference Center, 459 Seaport Blvd., Redwood City, CA 94063. The telephone number at that location is (650) 482-3500.

The Company’s principal executive offices are located at 3603 Haven Avenue, Menlo Park, California 94025. The Company’s telephone number at that location is (650) 306-1650.

Solicitation

These proxy solicitation materials were mailed on or about September [ ], 2007, to all shareholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and the reimbursement of brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The Company will provide a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended May 27, 2007, including financial statements and financial statement schedules (but not exhibits), without charge to each shareholder upon written request to Gregory S. Skinner, Chief Financial Officer, Landec Corporation, 3603 Haven Avenue, Menlo Park, CA 94025 (telephone number: (650) 306-1650). Exhibits to the Annual Report may be obtained upon written request to Mr. Skinner and payment of the Company’s reasonable expenses in furnishing such exhibits. The Company's Annual Report on Form 10-K is also available on the Securities and Exchange Commission's website, at www.sec.gov.

Voting Procedure

You may vote by mail

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the Annual Meeting

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain proper documentation to vote your shares at the Annual Meeting.

You may vote by telephone or electronically

You may submit your proxy by following the Vote by Phone instructions accompanying the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions accompanying the proxy card.

You may change your mind after you have returned your proxy card

If you change your mind after you return your proxy card or submit your proxy by telephone or Internet, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy card with a later date, or
•	voting in person at the Annual Meeting.

Voting

Holders of Common Stock are entitled to one vote per share.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. A majority of the shares entitled to vote, represented either in person or by proxy, will constitute a quorum for the transaction of business.

Except with respect to the election of directors and the proposal to change the Company’s domicile from California to Delaware, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required for approval of proposals presented to shareholders. In addition, the shares voting affirmatively must also constitute at least a majority of the required quorum. The proposal to change the Company’s domicile from California to Delaware must be approved by the affirmative vote of a majority of the outstanding shares on the record date.

The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in determining the approval of any matter submitted to shareholders for a vote. Accordingly, abstentions will have the same effect as a vote against a proposal.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR election of the director nominees proposed by the Board of Directors, FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 25, 2008, FOR the proposal to change the Company’s domicile from California to Delaware, and as the proxy holders deem advisable on other matters that may come before the meeting or any adjournment(s) thereof, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be counted for purposes of determining the presence of a quorum, but will not be considered as voting with respect to that matter.

Record Date and Share Ownership

Only shareholders of record at the close of business on August 13, 2007, are entitled to notice of and to vote at the Annual Meeting. As of August 13, 2007, 25,983,447 shares of the Company’s Common Stock, par value $0.001 per share, were issued and outstanding.

Deadline for Receipt of Shareholder Proposals for the Company’s Annual Meeting of
Shareholders in 2008

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2008 Annual Meeting of Shareholders must be received by the Chief Financial Officer of the Company no later than May 13, 2008 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Also, if a shareholder does not notify the Company on or before July 27, 2008, of a proposal for the 2008 Annual Meeting of Shareholders, management intends to use its discretionary voting authority to vote on such proposal, even if the matter is not discussed in the proxy statement for the 2008 Annual Meeting of Shareholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws currently provide for not less than five (5) nor more than nine (9) directors, with the exact number fixed at eight (8), and the Company’s Articles of Incorporation provide for the classification of the Board of Directors into two classes serving staggered terms. The Company’s Board of Directors currently consists of eight persons, including four Class I directors and four Class II directors. Each Class I and Class II director is elected for a two year term, with Class I directors elected in even numbered years (e.g., 2008) and the Class II directors elected in odd numbered years (e.g., 2007). Accordingly, at the Annual Meeting, four Class II directors will be elected.

The Board of Directors has nominated the persons named below to serve as Class II directors until the next odd numbered year Annual Meeting during which their successors will be elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s four (4) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Assuming a quorum is present, the four (4) nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected.

Nominees For Class II Directors

Class II Directors

Name of Director	Age	Principal Occupation	Director Since
Gary T. Steele	58	President, Chief Executive Officer and Chairman of the Board of Directors of the Company	1991
Nicholas Tompkins	52	President and Chief Executive Officer of Apio, Inc.	2003
Duke K. Bristow, Ph.D.	50	Economist, University of Southern California	2004
Robert Tobin	68	Retired CEO, Ahold, USA	2004

Except as set forth below, each of the Class II directors has been engaged in the principal occupation set forth next to his name above during the past five years.

Gary T. Steele has served as President, Chief Executive Officer and a director since September 1991 and as Chairman of the Board of Directors since January 1996. Mr. Steele has over 25 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company. Mr. Steele received a B.S. from Georgia Institute of Technology and an M.B.A. from Stanford University.

Nicholas Tompkins has been Chief Executive Officer of Apio, Inc., a subsidiary of Landec, since Apio’s inception in 1979. Landec acquired Apio in December of 1999. Mr. Tompkins is a Senior Vice President of Landec and was elected to the Landec Board of Directors in 2003. Mr. Tompkins is also a current board member and past chairman of the Ag Business Advisory Council for California Polytechnic State University in San Luis Obispo. He has also been a member of the board of directors of the United Fresh Fruit and Vegetable Association for the past five years and was Chairman of that organization in 2005 and 2006. Mr. Tompkins received a B.S. in Agricultural Business from California State University of Fresno.

Duke K. Bristow, Ph.D. has served as a director since September 2004. Dr. Bristow has academic appointments with the Marshall School of Business at the University of Southern California (“USC”) and

with the Henry Samueli School of Engineering at the University of California, Los Angeles (“UCLA”). He teaches engineering economics at UCLA where he has been an economist since 1995. In August 2006, he began teaching finance at USC. His research focuses on corporate governance, corporate finance and entrepreneurship. Dr. Bristow is director of the BizWorld Educational Foundation and is an advisor to a number of private and public organizations. Previously, he was with Eli Lilly & Company, a leading life science firm, for ten years. He held management positions in the pharmaceutical, medical device and diagnostics divisions and in corporate finance. He holds a B.S. in Chemical Engineering from Purdue University, an MBA from Indiana University, and his Ph.D. in Financial Economics from UCLA.

Robert Tobin has served as a director since December 2004. Mr. Tobin retired from his position as CEO of Ahold USA in 2001. Mr. Tobin has 43 years of industry experience in the food retail and food service sector, having served as Chairman and CEO of Stop and Shop Supermarkets. An industry leader, Mr. Tobin serves on the Advisory Boards of the College of Agriculture and Life Sciences, and the Undergraduate Business Program at Cornell University where he received his B.S. in Agricultural Economics. Mr. Tobin is also on the board of directors of Catalina Marketing Corporation.

Class I Directors

Directors continuing in office until the 2008 Annual Meeting of Shareholders:

Name of Nominee	Age	Principal Occupation	Director Since
Frederick Frank	75	Vice Chairman and Director of Lehman Brothers	1999
Stephen E. Halprin	69	Retired General Partner of OSCCO Ventures	1988
Richard S. Schneider, Ph.D.	66	Retired General Partner, Domain Associates	1991
Kenneth E. Jones	60	Chairman of the Board of Directors of Globe Wireless	2001

Except as set forth below, each of the Class I directors has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director or executive officer of the Company.

Fredrick Frank has served as director since December 1999. Mr. Frank has been with Lehman Brothers for 38 years and was named to his current position of Vice Chairman in 1996. Before that, Mr. Frank was associated with Smith Barney where he was Vice President, Co-Director of Research, and a Director. During his 49 years on Wall Street, Mr. Frank has been involved in numerous financings and merger and acquisition transactions. He serves on the board of directors of several companies, including Pharmaceutical Product Development, Inc. and EPIX Pharmaceuticals. Mr. Frank is Chairman of the National Genetics Foundation and Chairman of the Irvington Institute for Immunological Research. He is a former Director and Trustee of Salk Institute. He serves on the Advisory Boards for Yale School of Organization and Management, Johns Hopkins Bloomberg School of Public Health, the Massachusetts Institute of Technology Center of Biomedical Innovation and the Harvard School of Public Health. He is a graduate of Yale University, received an M.B.A. from Stanford University and holds a C.F.A. designation.

Stephen E. Halprin has served as a director since April 1988. From 1968 until his retirement in 2005, Mr. Halprin was a General Partner of OSCCO Ventures, a venture capital company. Mr. Halprin received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

Richard S. Schneider, Ph.D. has served as a director since September 1991. From October 1990 until his retirement in 1999, Dr. Schneider was a general partner of Domain Associates. Dr. Schneider has over 25 years of product development experience in the fields of medical devices and biotechnology. Prior to pursuing a career in venture capital, Dr. Schneider was Vice President of Product Development at Syva/Syntex Corporation and President of Biomedical Consulting Associates. He is a member of the board of directors of a number of privately-held life science companies. Dr. Schneider received a Ph.D. in chemistry from the University of Wisconsin, Madison.

Kenneth E. Jones has served as a director since May 2001. Mr. Jones has been with Globe Wireless since 1994 and he is currently Chairman of the Board of Directors. Globe Wireless is a leading provider of marine communications services world-wide with operations in 23 countries. Prior to Globe Wireless, Mr. Jones was

Chief Executive Officer and Founder of Ditech Communications, a publicly traded telecommunications technology company. Mr. Jones' prior experience includes serving as President and Chief Executive Officer of a private label food business and Vice President and Chief Financial Officer of Hills Bros. Coffee, Inc. of San Francisco, CA. He is a graduate of the University of Nebraska in Chemical Engineering and received an M.B.A. from Harvard University.

Board of Directors Meetings and Committees

The Board of Directors held a total of eight meetings during the fiscal year ended May 27, 2007. Each director attended at least 75% of all Board and applicable committee meetings during fiscal year 2007. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which operates under a written charter approved by the Board of Directors. During 2007, the Company also formed a Technology Committee. It is our policy to encourage the members of the Board of Directors to attend the Company’s annual meeting of shareholders. All eight directors attended our 2006 annual meeting of shareholders.

The Audit Committee currently consists of Mr. Halprin, Mr. Jones, and Dr. Bristow, each of whom meets the current independence requirements of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq). The Audit Committee assists the Board of Directors in its oversight of Company affairs relating to the quality and integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the Company’s compliance with legal and regulatory requirements. The Audit Committee is responsible for appointing, compensating, retaining and overseeing the Company’s independent auditors, and approving the services performed by the independent auditors and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC require us to disclose whether the Audit Committee includes at least one member who is an “audit committee financial expert” within the meaning of such Act and rules. The Board of Directors has determined that there are two such financial experts on the Audit Committee and has designated Mr. Halprin and Dr. Bristow as audit committee financial experts. The Audit Committee held five meetings during fiscal year 2007.

The Compensation Committee currently consists of Mr. Tobin, Mr. Frank and Dr. Schneider, each of whom meets the current independence requirements of the SEC and Nasdaq. The function of the Compensation Committee is to review and set the compensation of the Company’s Chief Executive Officer and certain of its most highly compensated officers, including salary, bonuses and other incentive plans, stock equity and other forms of compensation, to administer the Company’s stock plans and approve stock equity awards and to oversee the career development of senior management. The Compensation Committee held two meetings during fiscal year 2007.

The Nominating and Corporate Governance Committee currently consists of Messrs. Tobin and Frank, each of whom meets the current independence requirements of Nasdaq. The functions of the Nominating and Corporate Governance Committee are to recommend qualified candidates for election as officers and directors of the Company and oversee the Company’s corporate governance policies. The Nominating and Corporate Governance Committee held one meeting during fiscal year 2007.

The Nominating and Corporate Governance Committee will consider director nominees proposed by current directors, officers, employees and shareholders. Any shareholder who wishes to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company, Geoffrey P. Leonard of Ropes & Gray, LLP, One Embarcadero Center, Suite 2200, San Francisco, CA 94111, and providing the candidate’s name, biographical data and qualifications. In selecting candidates for the Board of Directors, the Nominating and Corporate Governance Committee strives for a variety of experience and background that adds depth and breadth to the overall character of the Board of Directors. The Nominating and Corporate Governance Committee evaluates potential candidates using standards and qualifications such as the candidates’ business experience, independence, diversity, skills and expertise to collectively establish a number of areas of core competency of the Board of Directors, including business judgment, management and industry knowledge. Further criteria include a candidate’s integrity and values, as well as the willingness to devote sufficient time to attend meetings and participate effectively on the Board of Directors and its committees.

The Technology Committee currently consists of Mr. Halprin and Drs. Bristow and Schneider, each of whom meets the current independence requirements of the SEC and Nasdaq. The function of the Technology Committee is to provide advice and recommendations to the Board of Directors and to management with regard to technology strategies aimed at addressing current and future markets, product development and new product introductions and enhancing the Company's long-term growth. The Technology Committee held one meeting during fiscal year 2007.

Corporate Governance

The Company provides information on the Corporate Governance page of its website about its corporate governance policies, including the Company’s Code of Ethics, and charters for the committees of the Board of Directors. The website can be found at www.landec.com.

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	A majority of the board members are independent;
•	All members of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Technology Committee are independent;
•	The independent members of the Board of Directors meet at least twice per year in executive sessions without the presence of management and the Board of Directors has designated a lead independent director who, among other duties, will be responsible for presiding over executive sessions of the independent directors;
•	The Company has an ethics hotline available to all employees, and the Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, or auditing matters; and
•	The Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer, as well as the Board of Directors. Any substantive amendments to the Code of Ethics or grant of any waiver, including any implicit waiver, from a provision of the Code of Ethics to the Company’s principal executive officer, principal financial officer or principal accounting officer, will be disclosed either on the Company’s website or in a report on Form 8-K.

The Board has determined that each member of the Board, other than Mr. Steele and Mr. Tompkins, is an independent director under applicable Nasdaq listing standards and SEC rules. Mr. Steele and Mr. Tompkins do not meet the independence standards because they are employees of the Company and/or its subsidiaries and, in the case of Mr. Tompkins, based on the information disclosed under “Certain Relationships and Related Transactions” herein.

Mr. Jones serves as the lead independent director of the Company’s Board of Directors.

Shareholder Communications

Our Board of Directors welcomes communications from our shareholders. Shareholders may send communications to the Board of Directors, or to any director in particular, c/o Gregory S. Skinner, Chief Financial Officer, Landec Corporation, 3603 Haven Avenue, Menlo Park, CA 94025. Any correspondence addressed to the Board of Directors or to any one of our directors in care of Mr. Skinner will be promptly forwarded to the addressee. The independent directors of the Board of Directors review and approve the shareholder communication process periodically to ensure effective communication with shareholders.

Compensation of Directors

The following table sets forth compensation information for the fiscal year ended May 27, 2007 for each member of our Board of Directors who is not also an executive officer. An executive officer who serves on our Board does not receive additional compensation for serving on the Board. See “Summary Compensation Table” and “Grants of Plan-Based Awards” for disclosures related to our Chairman of the Board, President and Chief Executive Officer, Gary T. Steele, and the Chief Executive Officer of Apio, Inc., Nicholas Tompkins.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Total ($)
Duke K. Bristow, Ph.D.	37,500	14,000	20,725	72,225
Frederick Frank (1)	25,000	14,000	20,725	59,725
Stephen E. Halprin	42,500	14,000	20,725	77,225
Kenneth E. Jones (1)	48,500	14,000	20,725	83,225
Richard S. Schneider, Ph.D.	31,500	14,000	20,725	66,225
Robert Tobin	26,000	14,000	20,725	60,725

(1)	Pursuant to agreements with the Company, the fees earned by these directors have been deferred until they resign from the Board of Directors.
(2)	These amounts reflect the expense recognized for financial statement reporting purposes in fiscal year 2007 in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment (“123R”). The assumptions used to calculate the value of option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in Landec’s Annual Report on Form 10-K for fiscal year 2007 filed with the SEC on July 27, 2007.

At May 27, 2007, the aggregate number of stock awards and option awards outstanding was: Dr. Bristow — 41,667 shares; Mr. Frank — 101,667 shares; Mr. Halprin — 106,667 shares; Mr. Jones — 6,667 shares; Dr. Schneider — 86,667 shares; and Mr. Tobin — 41,667 shares.

For the fiscal year ended May 27, 2007, each non-employee director earned $20,000 per year for their service as a member of our Board of Directors. In addition, each director who served as the Chairman of the Compensation Committee received an annual retainer of $5,000, each Director who served on the Audit Committee received an annual retainer of $10,000, with the Chairman receiving an annual retainer of $15,000, and each Director who served as the lead independent director received an annual retainer of $10,000.

Additionally, for the fiscal year ended May 27, 2007, each non-employee Director received $1,000 for each meeting of the Board attended in person ($500 if attended by phone), $500 for each meeting of a Committee attended in person, and $1,000 for each shareholder meeting attended by the Director. Reasonable out-of-pocket expenses incurred by a Director to attend Board meetings, Committee meetings or shareholder meetings in his or her capacity as a Director were reimbursed.

Required Vote

The four Class II director nominees receiving the highest number of affirmative votes of shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending May 25, 2008, and recommends that the shareholders vote for ratification of this appointment. In the event the shareholders do not ratify such appointment, the Audit Committee will reconsider its selection. Ernst & Young LLP has audited the Company’s financial statements since the fiscal year ending October 31, 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Paid to Ernst & Young LLP

The following table presents fees paid by the Company for professional services rendered by Ernst & Young LLP for the fiscal years ended May 27, 2007 and May 28, 2006.

Fee Category	Fiscal 2007	Fiscal 2006
Audit Fees	$557,400	$531,630
Audit — Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$557,400	$531,630

Audit Fees were for professional services rendered for the integrated audit of the Company’s annual financial statements and internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, for the review of the Company’s interim financial statements included in the Company’s Forms 10-Q, and for assistance with and review of documents filed by the Company with the SEC.

Audit Committee Pre-Approval Policies

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee, or its designee, may also pre-approve particular services on a case-by-case basis.

Required Vote

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 25, 2008.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act.

Composition

The Audit Committee of the Board of Directors consists of the three directors whose names appear below and operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee meets the independence and financial experience requirements of Nasdaq and the SEC currently in effect. In addition, the Board of Directors has determined that each of Mr. Halprin and Dr. Bristow is an audit committee financial expert within the meaning of the rules of the SEC.

Responsibilities

The responsibilities of the Audit Committee include appointing an independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Management is responsible for the Company’s internal controls and financial reporting process. The Audit Committee’s responsibility is to oversee these processes and the Company’s internal controls. The Audit Committee members are not acting as professional accountants or auditors, and their functions are not to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is independent under applicable rules.

Review with Management and Independent Auditors

The Audit Committee held five meetings during fiscal year 2007. The Audit Committee met and held discussions with management and representatives of the Company’s independent registered public accounting firm, Ernst & Young LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended May 27, 2007 with management and the independent registered public accounting firm. The Audit Committee met with the Company’s independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, including the judgment of the independent registered public accounting firm as to the quality of the Company’s accounting principles.

In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and the Audit Committee discussed with the independent registered public accounting firm its independence from management and the Company.

Charter

The Board has adopted a written charter for the Audit Committee. The charter is reviewed annually for changes, as appropriate, and was last amended in July of 2006. A copy of the charter of the Audit Committee is available on the Company’s website at www.landec.com.

Summary

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management, and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended May 27, 2007, as filed with the SEC.

This report is submitted by the Audit Committee.

Stephen E. Halprin (Chairman)
Duke K. Bristow, Ph.D.
Kenneth E. Jones

PROPOSAL NO. 3

REINCORPORATION OF THE COMPANY IN THE STATE OF DELAWARE

On July 26, 2007, the Board of Directors approved a change in the Company’s state of incorporation from California to Delaware (the “Reincorporation”). To accomplish the Reincorporation, the Board of Directors approved a merger agreement providing for the Company to merge into a newly formed wholly-owned subsidiary, Landec Corporation, incorporated in the state of Delaware (“Landec Delaware” or the “Delaware Company”), subject to approval of the Company’s shareholders at the Annual Meeting.

The purpose of the Reincorporation and merger agreement is to enable the Company to reincorporate from California to Delaware, where most publicly-traded corporations are domiciled. Reincorporation would allow the Company to take advantage of the certainty provided by extensive Delaware case law, would provide access to the specialized Chancery Courts, and would help in the recruitment and retention of outside directors due to the more liberal and more tested exculpation and indemnification permitted under Delaware law. The Board of Directors believes that the Reincorporation is in the best interests of the Company and will help maximize shareholder value.

Shareholders are urged to read this section of the Proxy Statement carefully, including the related annexes referenced below and attached to this Proxy Statement, before voting on the Reincorporation. The following discussion summarizes material provisions of the Reincorporation. This summary is subject to and qualified in its entirety by the Agreement and Plan of Merger (the “Reincorporation Agreement”) that will be entered into by the Company and Landec Delaware in substantially the form attached hereto as Annex A, the Certificate of Incorporation of Landec Delaware to be effective after the Reincorporation (the “Delaware Certificate”), in substantially the form attached hereto as Annex B, and the bylaws of Landec Delaware to be effective after the Reincorporation (the “Delaware Bylaws”), in substantially the form attached hereto as Annex C. Copies of the Articles of Incorporation of the Company filed in California, as amended to date (the “California Articles”), and the bylaws of the Company, as amended to date (the “California Bylaws”), are available for inspection at the principal office of the Company and copies will be sent to shareholders free of charge upon written request.

As discussed below, the principal reasons for the Reincorporation are the greater flexibility of Delaware corporate law and the substantial body of case law interpreting that law. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

Proxies solicited by the Board of Directors will be voted for Proposal No. 3 unless the shareholder specifies otherwise in the proxy.

Mechanics of the Reincorporation

The Reincorporation will be effected by the merger of the Company with and into Landec Delaware, a wholly-owned subsidiary of the Company that has been recently incorporated under the Delaware General Corporation Law (the “DGCL”) for purposes of the Reincorporation. The Company will disappear as a result of the merger, and the Delaware Company will be the surviving corporation and will continue to operate the business of the Company. Assuming approval by the shareholders of the Company (the “Shareholders”), the Reincorporation will become effective as soon as practicable.

At the effective time of the Reincorporation (the “Effective Time”), the Company will be governed by the Delaware Certificate, the Delaware Bylaws and the DGCL. Although the Delaware Certificate and the Delaware Bylaws are patterned after the California Articles and the California Bylaws, they nevertheless include provisions that do not exist in the current California Articles, California Bylaws or under the California Corporations Code. See “Significant Differences Between the Corporation Laws of California and Delaware” below.

In the event the Reincorporation is approved, upon effectiveness of the Reincorporation, each outstanding share of Company Common Stock will automatically be converted into one share of Common Stock of the Delaware Company (the “Delaware Company Common Stock”). In addition, each outstanding option to purchase shares of Company Common Stock will be converted into an option to purchase the same number of shares of the Delaware Company Common Stock with no other changes in the terms and conditions of such options. The Company’s other employee benefit arrangements will be continued by the Delaware Company upon the terms and subject to the conditions then in effect.

CERTIFICATES FOR SHARES IN THE COMPANY WILL AUTOMATICALLY REPRESENT SHARES IN THE DELAWARE COMPANY UPON COMPLETION OF THE MERGER, AND SHAREHOLDERS WILL NOT BE REQUIRED TO EXCHANGE STOCK CERTIFICATES AS A RESULT OF THE REINCORPORATION.

The Reincorporation will not result in any change in the business, location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of Company employees, including the Company’s management. Upon consummation of the change of domicile, the daily business operations of the Company will continue as they are presently conducted at the Company’s principal executive office located at 3603 Haven Avenue, Menlo Park, CA 94025-1010. The consolidated financial condition and results of operations of the Delaware Company immediately after consummation of the Reincorporation will be the same as those of the Company immediately prior to the consummation of the Reincorporation. The capitalization of the Company immediately after consummation of the Reincorporation will be the same as immediately prior to the consummation of the Reincorporation. In addition, upon the effectiveness of the Merger, the Board of Directors of the Delaware Company (the “Delaware Company Board”) will consist of those persons elected to the current Board of Directors of the Company and the individuals serving as executive officers of the Company immediately prior to the Reincorporation will continue as executive officers of the Delaware Company. Upon effectiveness of the Reincorporation, the Delaware Company will be the successor in interest to the Company and the Shareholders will become stockholders of the Delaware Company (the “Stockholders”).

The Reincorporation Agreement provides that the Board of Directors may abandon the Reincorporation at any time prior to the Effective Time if the Board of Directors determines that the Reincorporation is inadvisable for any reason. For example, the DGCL or the California Corporations Code may be changed to reduce the benefits that the Company hopes to achieve through the Reincorporation, or the costs of operating as a Delaware corporation may be increased, although the Company does not know of any such changes that are contemplated. The Reincorporation Agreement may be amended at any time prior to the Effective Time, either before or after the Shareholders have voted to adopt the proposal, subject to applicable law. The Company will re-solicit the Shareholders’ approval of the Reincorporation if the terms of the Reincorporation Agreement are changed in any material respect.

Principal Reasons for the Change of Domicile

As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based, and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

Predictability, Flexibility and Responsiveness to Corporate Needs.  Delaware has adopted comprehensive and flexible corporate laws which are revised regularly to meet changing business circumstances. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. In addition, Delaware offers a system of specialized Chancery Courts to deal with corporate law questions which have streamlined procedures and processes which help provide relatively quick decisions. These courts have developed considerable expertise in dealing with corporate issues as well as a substantial and influential body of case law construing Delaware’s corporate law. In addition, the Delaware Secretary of State is particularly flexible, expert and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for most major American corporations and Delaware law and administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that Delaware law will provide greater efficiency, predictability and flexibility in the Company’s legal affairs than is presently available under California law.

Directors and Officers.  The Board of Directors believes that reincorporation under Delaware law will enhance the Company’s ability to attract and retain qualified directors and officers as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. The DGCL offers greater certainty and stability from the perspective of those who serve as corporate officers and directors. The Company believes that the better understood, and comparatively stable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, in the recruitment of talented and experienced directors and officers.

The parameters of director and officer liability are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under California law. The Board of Directors believes that reincorporation in Delaware will enhance the Company’s ability to recruit and retain directors and officers in the future, while providing appropriate protection for shareholders from possible abuses by directors and officers. In this regard, it should be noted that directors’ personal liability is not, and cannot be, eliminated under Delaware law for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit.

Takeover Response.  The Company currently has in place various measures designed to protect shareholder interests in the event of a hostile takeover attempt against the Company. The Company proposes to include similar measures in the Delaware Certificate and the Delaware Bylaws. These measures include a classified Board of Directors and the prohibition of actions by written consent of shareholders. Many of these measures have not been as fully tested in the California courts as in the Delaware courts. As a result, Delaware law affords greater certainty that these measures will be interpreted, sustained and applied in accordance with the intentions of the Board of Directors. In general, Delaware case law provides a well developed body of law defining the proper duties and decision making process expected of a board of directors in evaluating potential and proposed corporate takeover offers and business combinations. The Board of Directors believes that these measures and related Delaware law will help the Delaware Company Board to protect the Delaware Company’s corporate strategies, to consider fully any proposed takeover and alternatives, and, if appropriate, to negotiate terms that maximize the benefit to the Stockholders.

THE COMPANY GENERALLY IS NOT SEEKING THROUGH REINCORPOTATION TO CHANGE THE CURRENT CHARTER AND BYLAW PROVISIONS OF THE COMPANY AND, EXCEPT FOR THOSE CHANGES RESULTING FROM DIFFERENCES BETWEEN CALIFORNIA AND DELAWARE LAW, THIS PROPOSAL NO. 3 DOES NOT SEEK TO ALTER THE RIGHTS OF THE SHAREHOLDERS OR THE RULES BY WHICH THE COMPANY OPERATES OR BY WHICH ITS AFFAIRS ARE GOVERNED.

Possible Negative Considerations

Notwithstanding the belief of the Board of Directors as to the benefits to the Shareholders of the Reincorporation, some Shareholders may find the proposal disadvantageous to the extent it has the effect of providing greater certainty that courts will sustain the measures the Company currently has in place to protect shareholder interests in the event of a hostile takeover attempt against the Company. Such measures tend to discourage a future attempt to acquire control of the Delaware Company that is not presented to and approved by the Delaware Company Board, but that a substantial number and perhaps even a majority of the Stockholders might believe to be in their best interests or in which Stockholders might receive a substantial premium for their shares over then current market prices. As a result of such effects, Stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, unapproved tender offers and takeover attempts may be made at times and in circumstances that are beneficial to and in the interests of certain Stockholders. Furthermore, a negotiated transaction is not necessarily more advantageous to the Stockholders than a non-negotiated transaction. In addition, franchise taxes in Delaware will be greater than in California.

The Board of Directors has considered the potential disadvantages of the Reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.

Board of Directors Recommendation

The Board of Directors believes that the change of domicile will give the Company a greater measure of flexibility and simplicity in corporate governance than is available under California law, will help the

Company attract and retain its directors and officers, and will enhance the ability of the Board of Directors to negotiate more effectively on behalf of the Company’s shareholders in the context of a takeover attempt. The State of Delaware has adopted comprehensive modern and flexible corporate laws which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to that proposed by the Company. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions from a specialized streamlined system of Chancery Courts has developed construing the DGCL, a fact which may provide greater clarity and predictability with respect to the Company’s corporate legal affairs. For these reasons, the Board of Directors believes that the Company’s business and affairs can be conducted to better advantage if the Company is able to operate under Delaware law.

No Exchange of Share Certificates Required

The Reincorporation of the Company and resulting change in domicile will not require Shareholders to exchange their share certificates. Certificates representing Common Stock will represent the same number of shares of Common Stock in the Delaware corporation into which the Company was converted pursuant to the terms of the change of domicile. As soon as practicable upon or after the change of domicile, Shareholders who desire may nonetheless elect to exchange their share certificates. Detailed instructions concerning the procedures to be followed for submission of certificates representing Common Stock to the Company’s transfer agent, together with a form of transmittal letter to be sent to the transfer agent at the time such certificates are submitted, will be sent to any Shareholder who requests such information in connection with the exchange of their share certificates.

The Charters and Bylaws of Landec California and Landec Delaware Compared and Contrasted

With certain exceptions, the provisions of the Delaware Certificate and Delaware Bylaws are similar to those of the California Articles and California Bylaws. The Board of Directors has purposefully set the proposed Delaware Certificate and Delaware Bylaw provisions at a modest level, commonly maintained by companies incorporated in Delaware and friendly to stockholders. However, the Reincorporation includes the implementation of certain provisions in the Delaware Certificate and Delaware Bylaws which may alter the rights of stockholders and the powers of management and reduce stockholder participation in certain important corporate decisions. These provisions may have anti-takeover implications and are described in detail below.

Approval by Shareholders of the Reincorporation will constitute an approval of the inclusion in the Delaware Certificate and Delaware Bylaws of each of the provisions described below. In addition, certain other changes altering the rights of stockholders and powers of management could be implemented in the future by amendment of the Delaware Certificate following Stockholder approval and certain such changes could be implemented by amendment of the Delaware Bylaws without Stockholder approval. For a discussion of such changes, see “Significant Differences Between the Corporation Laws of California and Delaware.” This discussion of the Delaware Certificate and Delaware Bylaws is qualified by reference to Annexes B and C attached hereto, respectively.

Change in Number of Directors

Under the California Corporations Code, although a change in the number of directors must in general be approved by the shareholders, the board of directors may fix the exact number of directors within a stated range set forth in either the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. Any change outside of the established range or a change in the established range must be approved by the shareholders. The California Bylaws provide that a change in the stated range must be approved by a vote of the holders of at least a majority of the outstanding shares. The DGCL permits the board of directors alone to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors (in which case a change in the number of directors may be made only by an amendment of such certificate, which would require a vote of stockholders).

While both the California Bylaws and the Delaware Bylaws establish a range of five (5) to nine (9) directors, currently fixed by resolution of the Board of Directors at eight (8), following the Reincorporation, the approval of the Stockholders will not be required to change the stated range of directors, as would be the case in California. Nasdaq corporate governance rules require that the majority of a board of directors be independent and, therefore, as a practical matter, it would be difficult for the Board of Directors to dramatically increase its size beyond the current range and fill it with qualified, independent directors. If the Reincorporation is approved, the eight (8) directors of Landec California will continue to serve as the directors of Landec Delaware.

Cumulative Voting

Under California law, any shareholder may cumulate his or her votes in the election of directors upon proper notice of his or her intention to do so, except that corporations listed on the American or New York Stock Exchanges or with securities qualified for trading on the Nasdaq Global Select Market may eliminate cumulative voting with shareholder approval. The California Articles and California Bylaws do not provide for cumulative voting. Under Delaware law, cumulative voting in the election of directors is not mandatory. The Delaware Certificate and Delaware Bylaws also do NOT provide for cumulative voting.

In an election of directors under cumulative voting, each share of voting stock is entitled to vote the number of votes to which such share would normally be entitled, multiplied by the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Cumulative voting may enable a minority shareholder or group of shareholders to elect at least one representative to the board. Without cumulative voting, the holders of a majority of the shares present at an annual meeting would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of a majority of the shareholders voting. Without cumulative voting, any director or the entire board of directors of a corporation may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors.

The Board of Directors believes that each director elected to the Delaware Company Board should represent the interests of all Stockholders. The exclusion of cumulative voting should help ensure that each director acts in the best interests of all Stockholders, because Stockholders holding a majority of the voting shares will have the power to elect every director to be elected at any annual meeting. Since Landec California does not permit cumulative voting, election of the Board of Directors by holders of a majority of the voting stock is the manner in which the Company’s directors have been elected in the past. By not providing for cumulative voting, the Delaware Certificate and Delaware Bylaws allow holders of a majority of the voting stock to continue to elect the Delaware Company Board.

Filling Vacancies on the Board of Directors

Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if authorized by a corporation’s articles of incorporation or by a bylaw approved by the corporation’s shareholders. Landec California’s Articles of Incorporation and Bylaws authorize directors to fill vacancies created by removal of a director. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. The Board of Directors believes that it is in the best interest of the Company and the Shareholders for the Board to continue to have the ability to fill a board vacancy as soon as possible after a vacancy is created for any reason. Accordingly, the Delaware Certificate and Delaware Bylaws permit any such vacancies, including vacancies created by removal, to be filled by a majority of the Board, even if less than a quorum, or by a sole remaining director.

Shareholder Proposal Notice Provisions

There is no specific statutory requirement under California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals are subject to federal securities laws, which generally provide that shareholder proposals that the proponent wishes to include in the Company’s proxy materials must be received not less than 120 days in advance of the anniversary of the date on which the proxy statement was released in connection with the previous year’s annual meeting.

The California Bylaws did not provide an additional advance notice requirement beyond the federal securities laws. The Delaware Bylaws provide that in order for director nominations or Stockholder proposals to be properly brought before the meeting, the Stockholder must have delivered timely notice to the Secretary of the Company. To be timely under the Delaware Bylaws, a Stockholder proposal to be presented at an annual meeting shall be received at the Company’s principal executive offices not less than 120 calendar days prior to the one year anniversary of the date on which the Company first mailed its proxy statement to Stockholders in connection with the prior year’s annual meeting of Stockholders. If the Company changes the date of its annual meeting to a date more than 30 days from the date of the previous year’s annual meeting, then the deadline for receipt of Stockholder proposals will be changed to a reasonable time before the Company begins to print and mail its proxy, provided, however, that in the event that (i) the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, and (ii) less than 60 days notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

These provisions could have the effect of delaying, deferring or preventing a change in control of Landec Delaware by requiring that Stockholders of Landec Delaware give notice of any proposals relating to such a change of control (including nominations to the Board) sufficiently in advance of a meeting of Stockholders of Landec Delaware to satisfy such notice provisions in the Bylaws. As a practical matter, however, these deadlines are minimally more restrictive then the requirements under the federal securities law. Indeed, the Board purposefully proposes this provision to provide greater transparency and clarity to Stockholders who wish to submit proposals to the Delaware Company Board.

Shareholder Power to Call Special Shareholders’ Meeting

Under California law, a special meeting of shareholders may be called by the board of directors, the Chairman of the Board, the President, the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Although permitted to do so, the Delaware Bylaws do not eliminate the right of Stockholders to call a special meeting of shareholders; instead, to remain consistent with the California Bylaws, the Delaware Bylaws provide that such a meeting may be called by the Delaware Company Board, the Chairman of the Delaware Company Board, the President or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting.

The Board of Directors has set the threshold for the percentage of voting shareholders of record required to call a special meeting at ten (10%) percent, a level that the Board of Directors believes is designed to permit the Stockholders to raise at a special meeting of Stockholders any issue important to holders of a significant percentage of the voting stock, but also designed to eliminate the right to have stockholder meetings on proposals that do not have significant Stockholder interest, and therefore protect against the expense of a stockholder meeting and the distraction to management when there is not significant interest in the matter being proposed.

 Significant Differences Between the Corporation Laws of California and Delaware

The General Corporation Laws of California and Delaware differ in many respects. It is not practical to summarize all of such differences in this Proxy Statement, but certain principal differences beyond those discussed in “The Charters and Bylaws of Landec California and Landec Delaware Compared and Contrasted” that could materially affect the rights of Shareholders include the following:

Dividends and Repurchase of Shares

Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and including repurchases of its shares) unless either (1) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, (2) immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1¼ times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets, as defined, would be at least equal to its current liabilities (or 1¼ times its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such tests are applied to California corporations on a consolidated basis. Under California law, there are certain exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions and certain repurchases pursuant to employee stock plans.

Delaware law permits a corporation, unless otherwise restricted by its certificate of incorporation, to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

Classified Board of Directors

Under California law, directors must generally be elected annually and, therefore, a classified board of directors is not permitted, except for corporations, such as Landec California, that are listed on the American or New York Stock Exchanges or that have securities qualified for trading on the Nasdaq Global Select Market. A classified board of directors is one on which the directors are subject to re-election on a rotating basis, not every year. Delaware law permits, but does not require, the adoption of a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office and with only one class of directors coming up for election each year. To remain consistent with the California Articles, the Delaware Certificate continues to provide for a classified board of directors, pursuant to which the directors are divided into two classes with staggered terms of office and with only one class of directors coming up for election each year.

Action by Written Consent of the Shareholders

Under both California and Delaware law, a company's bylaws may provide that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having no less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. Such a provision would allow a company's shareholders to take action without a shareholder meeting and thereby dispense with the limits on who may call, and the notice requirements of, shareholder meetings. To remain consistent with the California Bylaws, the Delaware Bylaws continue to prohibit actions to be taken by its Stockholders by written consent.

Removal of Directors

Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. No director, however, may be removed (unless the entire board of directors is removed) if the number of votes cast against the removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation that does not have a classified board of directors or cumulative voting similarly may be removed without cause by a majority stockholder vote. In the case of a Delaware corporation having cumulative voting, however, if less than the entire board of directors is to be removed, a director may not be removed if the shares voted against such removal would be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors can be removed only for cause unless the certificate of incorporation otherwise provides. To remain consistent with Landec California, the Delaware Certificate provides that any director may be removed, with or without cause, by a majority stockholder vote.

Interested Director Transactions

Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (1) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval, the contract or transaction must also be “just and reasonable” (in California) or “fair” (in Delaware) to the corporation, or (2) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, to shift the burden of proof on the validity of the contract by shareholder approval, the interested director would not be entitled to vote his or her shares at a shareholder meeting with respect to any action regarding such contract or transaction. To shift the burden of proof on the validity of the contract by board approval, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

Under Delaware law, if board approval is sought to shift the burden of proof on the validity of the contract, the contract or transaction must be approved by a majority of the disinterested directors (even if less than a majority of a quorum). Therefore, certain transactions that the Board of Directors of Landec California might not be able to approve because of the number of interested directors could be approved by a majority of the disinterested directors of Landec Delaware, although less than a majority of a quorum. Neither Landec California nor Landec Delaware is aware of any plans to propose any transaction involving directors that could not be so approved under California law but could be so approved under Delaware law.

Shareholder Approval of Certain Business Combinations

Under Section 203 of the DGCL (“Section 203”), certain “business combinations” with “interested stockholders” of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

For purposes of Section 203, the term “business combination” is defined broadly to include (1) mergers with or caused by the interested stockholder, (2) sales or other dispositions to the interested stockholder (except proportionately with the corporation’s other stockholders) of assets of the corporation or a subsidiary equal to ten percent (10%) or more of the aggregate market value of the corporation’s consolidated assets or its outstanding stock, (3) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder’s proportionate ownership of any class or series of the corporation’s or such subsidiary’s stock), or (4) receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

The three-year moratorium imposed on business combinations by Section 203 does not apply if (1) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder, (2) the interested stockholder owns 85% of the corporation’s voting stock upon consummation of the transaction which made him or her a 15% stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans, which do not permit employees to decide confidentially whether to accept a tender or exchange offer), or (3) on or after the date such person becomes an interested stockholder, the board of directors approves the business combination and it is also approved at a stockholder meeting by 66-2/3% of the voting stock not owned by the interested stockholder.

Section 203 only applies to certain publicly held Delaware corporations which have a class of voting stock that is (1) listed on a national securities exchange, (2) authorized for quotation on The NASDAQ Stock Market, or (3) held of record by more than 2,000 stockholders. Since the common stock of Landec Delaware would be traded on the Nasdaq Global Select Market, Section 203 would apply to Landec Delaware. A Delaware corporation to which Section 203 applies may elect not to be governed by Section 203. Landec Delaware does NOT intend to make such an election.

After careful evaluation of the Company’s anti-takeover profile, in light of the fact that the Company does not have a poison pill and has charter provisions that allow 10% shareholders to call special meetings, the Board of Directors concluded that Landec California has adopted very few anti-takeover mechanisms. Opting out of Section 203 of the DGCL would further minimize the ability of the Delaware Company Board and the management to negotiate takeover bids to achieve maximum value for the corporation and all of its stockholders. The Board of Directors believes that an unsolicited takeover attempt may have a negative effect on the Company and its stockholders. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present the risk of terms that are less favorable to all the shareholders than would be available in a negotiated, board-approved transaction. By contrast, board-approved transactions can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and its shareholders.

Landec Delaware believes that Section 203 will encourage any potential acquiror to negotiate with the Delaware Company Board. Section 203 also has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Landec Delaware in which all Stockholders would not be treated equally. Shareholders should note that the application of Section 203 to Landec Delaware will confer upon the Delaware Company Board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for Landec Delaware’s shares over the then current market price. Section 203 should also discourage certain potential acquirors unwilling to comply with its provisions.

Indemnification and Limitation of Liability

California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt provisions in their charters and bylaws eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty of care. Nonetheless, there are certain differences between the laws of the two states respecting indemnification and limitation of liability. In general, Delaware law is somewhat broader in allowing corporations to indemnify and limit the liability of corporate agents, which, among other things, support Delaware corporations in attracting and retaining outside directors.

Limitation of Liability Compared and Contrasted

The Delaware Certificate eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, directors’ monetary liability may not be eliminated or limited for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividend or unlawful stock purchase or redemption under Section 174 of the DGCL, or (4) any transaction from which the director derived an improper personal benefit. In effect, under the Delaware law provision, a director could not be held liable for monetary damages to the Company for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director so long as such gross negligence or lack of due care does not involve bad faith or a breach of his or her duty of loyalty to the Company. Under Delaware law, such limitation of liability provision also may not limit a director’s liability for violation of, or otherwise relieve Landec Delaware or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

The California Articles provide for the elimination of the liability of directors to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (3) any transaction from which a director derived an improper personal benefit, (4) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (6) interested transactions between the corporation and a director in which a director has a material financial interest, and (7) liability for improper distributions, loans or guarantees. Therefore, under California law, monetary liability may exist in circumstances where it would be eliminated under Delaware law.

The frequency of claims and litigation directed against directors and officers has expanded the risks facing directors and officers of corporations in exercising their duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. Reducing these risks and limiting situations in which monetary damages can be recovered against directors would allow the Company to 1) continue to attract and retain qualified directors who otherwise might be unwilling to serve and 2) enable directors and management subject to frivolous law suits to make the best decisions for the Company and its stockholders. The Company believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation’s ability to limit director liability is more developed and provides more guidance than California law. The Company believes that directors are motivated to exercise due care in managing the Company’s affairs primarily by concern for the best interests of the Company and its stockholders rather than by the fear of potential monetary damage awards. As a result, the Company believes that the Reincorporation should sustain the Delaware Company Board’s continued high standard of corporate governance without any decrease in accountability by directors and officers to Landec Delaware and its Stockholders.

Indemnification Compared and Contrasted

Indemnification is permitted by both California and Delaware law, provided that the requisite standard of conduct is met. California law requires indemnification when the individual has successfully defended the action on the merits, as opposed to Delaware law, which requires indemnification relating to a successful defense on the merits or otherwise.

California law generally permits indemnification of expenses, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by (a) majority vote of a quorum of disinterested directors, (b) independent legal counsel in a written opinion if such a quorum of directors is not obtainable (c) shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon, if any, or (d) the court in which the proceeding is or was pending upon application made by the corporation, agent or other person rendering services in connection with the defense, whether or not the application by such person is opposed by the corporation, that the person seeking indemnification has satisfied the applicable standard of conduct.

With respect to derivative actions, however, no indemnification may be provided under California law for amounts paid in settling or otherwise disposing of a pending action or expenses incurred in defending a pending action that is settled or otherwise disposed of, or with respect to the defense of any person adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders without court approval. In addition, by contrast to Delaware law, California law requires indemnification only when the individual being indemnified was successful on the merits in defending any action, claim, issue or matter.

Delaware law generally permits indemnification of expenses, including attorneys’ fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided that there is a determination by (a) a majority vote of disinterested directors (even though less than a quorum), (b) a committee comprised of and established by such disinterested directors (even though less than a quorum), (c) independent legal counsel in a written opinion if there are no such directors or such directors so direct, or (d) the stockholders that the person seeking indemnification has satisfied the applicable standard of conduct. Without requisite court approval, however, no indemnification may be made in the defense of any derivative action in which the person is found to be liable in the performance of his or her duty to the corporation.

Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation’s purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law. The California Articles permit indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law. Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy. The Delaware Bylaws and Delaware Certificate require indemnification to the maximum extent permissible under applicable law.

Landec California has entered into indemnification agreements with its directors and officers that provide indemnification to the fullest extent permitted by California law. If the Reincorporation is approved, in connection with the Reincorporation, Landec directors and officers would be covered by the indemnification agreements with Landec Delaware, which provide indemnification to the fullest extent permitted by current Delaware law and future Delaware law that expands the permissible scope of indemnification.

The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of Landec California occurring prior to the proposed reincorporation. Nevertheless, the Board of Directors has recognized in considering this proposal that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company if they arise from a future case, and that the application of Delaware law, to the extent that any director or officer is indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company which the Company would not incur if the Company were not reincorporated. The Board of Directors believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company’s ability to attract and retain high quality directors and thus benefits the Company’s interests and those of its shareholders.

Inspection of Shareholders’ List

Both California and Delaware law allow any shareholder to inspect the shareholders’ list for a purpose reasonably related to such person’s interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation’s shareholders’ list by a person or persons holding 5% or more of a corporation’s voting shares, or any shareholder or shareholders holding 1% or more of such shares who have contested the election of directors. Delaware law does not provide for any such absolute right of inspection.

Approval of Certain Corporate Transactions

Under both California and Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all assets must be approved by the board of directors and by a majority of the outstanding shares entitled to vote. Under California law, similar board and shareholder approval is also required in connection with certain additional acquisition transactions. See “Appraisal Rights” and “Voting and Appraisal Rights in Certain Reorganizations.”

Class Voting in Certain Corporate Transactions

Under California law, with certain exceptions, any merger, certain sales of all or substantially all of the assets of a corporation and certain other transactions must be approved by a majority of the outstanding shares of each class of stock (without regard to limitations on voting rights). Delaware law does not generally require class voting, except in connection with certain amendments to the certificate of incorporation that, among other things, adversely affect a class of stock.

Appraisal Rights

Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder (as determined by agreement of the corporation and the shareholder or by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. Under Delaware law, such appraisal rights are not available to (1) stockholders with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, or (2) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

The limitations on the availability of appraisal rights under California law are somewhat different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or the Nasdaq Global Select Market generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Also, under California law, shareholders of a corporation involved in a reorganization are not entitled to dissenters’ rights if the corporation, or its shareholders immediately before the reorganization, or both, will own immediately after the reorganization more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the proposed Reincorporation). Thus, appraisal rights are not available to shareholders of Landec California under California law with respect to the Reincorporation.

Voting and Appraisal Rights in Certain Reorganizations

Delaware law does not provide stockholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its stock (1) in exchange for the assets of the business to be acquired, (2) in exchange for the outstanding stock of the corporation to be acquired, or (3) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. California law treats these kinds of acquisitions in the same manner as a direct merger of the acquiring corporation with the corporation to be acquired. See “Appraisal Rights.”

Dissolution

Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initially approved by the board of directors may it be approved by a simple majority of the corporation’s stockholders. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority-voting requirement in connection with dissolutions. Landec Delaware’s Certificate of Incorporation contains no such supermajority-voting requirement, however, and a majority of shares voting at a meeting at which a quorum is present would be sufficient to approve a dissolution of Landec Delaware which had previously been approved by the Delaware Company Board.

Shareholder Derivative Suits

California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter came to be owned by him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bond requirement.

Officers and Directors

Upon the effective date of the Reincorporation, the present officers and directors of the Company will continue to be the officers and directors of Landec Delaware.

Interests of the Company’s Directors and Officers

The Company’s shareholders should be aware that reincorporation in Delaware may be of benefit to the Company’s directors by reducing the directors’ potential personal liability and increasing the scope of permitted indemnification, by strengthening the directors’ ability to resist a takeover bid, and in other respects. The Reincorporation is not intended to and will not affect the rights of any parties to any of the lawsuits to which the Company is a party. The interests of the Board of Directors in recommending the Reincorporation may therefore be in conflict with the interests of the Shareholders, and the interests of the Board of Directors, management and affiliated Shareholders in voting on the Reincorporation may not be the same as those of unaffiliated Shareholders.

Federal Income Tax Consequences of the Reincorporation

The following discussion addresses the material federal income tax considerations that are generally applicable to holders of Common Stock of the Company who receive Common Stock of Landec Delaware in exchange for their Common Stock of the Company in the Reincorporation. This discussion does not address all of the tax consequences of the Reincorporation that may be relevant to particular shareholders of the Company in light of their particular circumstances, such as shareholders who are dealers in securities, who are foreign persons, who do not hold their Common Stock of the Company as capital assets or who acquired their Common Stock of the Company through stock option or stock purchase programs or in other compensatory transactions. The tax consequences to holders of options to acquire Common Stock of the Company are also not discussed herein. In addition, the following discussion does not address the tax consequences of transactions effected prior to or after the Reincorporation (whether or not such transactions are in connection with the Reincorporation). Finally, no foreign, state or local tax considerations are addressed herein.

The following discussion is based on the interpretation of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service (the “IRS”) is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Reincorporation to the Company, the Delaware Company and/or the Company’s shareholders. A ruling from the IRS will not be requested in connection with the Reincorporation.

EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISORS TO DETERMINE PARTICULAR FEDERAL TAX CONSEQUENCES TO SUCH SHAREHOLDERS OF THE REINCORPORATION, AS WELL AS THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER LAWS.

Subject to the limitations, qualifications and exceptions described herein, and assuming, as the Company believes, the Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code (a “Reorganization”), the following federal income tax consequences will generally result:

•	No gain or loss will be recognized by holders of the Common Stock of the Company upon receipt of Common Stock of Landec Delaware pursuant to the Reincorporation;
•	The aggregate tax basis of the Common Stock of Landec Delaware received by each shareholder of the Company in the Reincorporation will be equal to the aggregate tax basis of the Common Stock of the Company surrendered in exchange therefor;
•	The holding period of the Common Stock of Landec Delaware received by each shareholder of the Company will include the period for which such shareholder held the Common Stock of the Company surrendered in exchange therefor, provided that such Common Stock of the Company was held by such shareholder as a capital asset at the time of the Reincorporation; and
•	No gain or loss will be recognized by the Company or Landec Delaware as a result of the Reincorporation.

Although the Company believes a successful IRS challenge to the Reorganization status of the Reincorporation is unlikely, such a challenge should result in a shareholder recognizing gain or loss with respect to each share of Common Stock of the Company exchanged in the Reincorporation equal to the difference between the shareholder’s basis in such share and the fair market value, as of the time of the Reincorporation, of the Common Stock of Landec Delaware received in exchange therefor. In such event, a shareholder’s aggregate basis in the shares of Common Stock of Landec Delaware received in the exchange would equal the fair market value of such shares at the time of the Reincorporation, and the shareholder’s holding period for such shares would begin the day after the Reincorporation.

“Significant holders” of the Company’s shares (as such term is defined in Treasury Regulation Section 1.368-3T(c)) will be required to attach a statement to their tax returns for the year of the Reincorporation that contains the information listed in Treasury Regulation Section 1.368-3T(b). Such statement must include, among other things, the shareholder’s tax basis in the shareholder’s Common Stock of the Company and the fair market value of the shareholder's Common Stock of the Company immediately prior to the Reincorporation.

Other Regulatory Requirements

Except as set forth above, no federal or state regulatory requirements must be complied with nor must approvals be obtained in connection with the Reincorporation, except under federal securities laws applicable to proxy solicitations.

Rule 144

Under Rule 144 under the Securities Act, the holding period for the Delaware Company Common Stock received in exchange for Company Common Stock will include the period during which Company Common Stock was held.

Required Vote

The authorization and approval of a change of the Company’s domicile from California to Delaware effected by the merger of the Company, a California corporation, with and into, Landec Delaware, a newly formed wholly owned subsidiary of the Company that was incorporated under the DGCL for the purpose of effecting the change of domicile, will be approved if a majority of the outstanding shares of Common Stock of the Company vote “FOR” this Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REINCORPORATION AND REINCORPORATION AGREEMENT AS DESCRIBED ABOVE IN THIS PROPOSAL NO. 3.

EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth certain information with regard to executive officers of the Company. Ages are as of August 13, 2007.

Gary T. Steele (age 58) has been President, Chief Executive Officer and a director of the Company since 1991 and Chairman of the Board of Directors since January 1996. Mr. Steele has over 25 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company.

David D. Taft, Ph.D. (age 69) has been Chief Operating Officer of the Company since 1993 and was Chief Operating Officer of Apio, Inc. from October 2002 to May 2005. Dr. Taft also served as a director of the Company from 1990 through 1995. From February 1986 to April 1993, Dr. Taft was Vice President and Group Manager of the Manufacturing Group at Raychem Corporation. From July 1983 to January 1986, Dr. Taft was Group Manager of the Telecom Group at Raychem Corporation and was appointed to the position of Vice President in October 1984. Dr. Taft has over 40 years of experience in the specialty chemical industry in research and development, sales and marketing, manufacturing and general management. Prior to joining Raychem Corporation, Dr. Taft was Executive Vice President of the Chemical Products Division and a Director of Henkel Corporation. Dr. Taft was also an executive with General Mills Chemicals and Ashland Chemical.

Nicholas Tompkins (age 52) has been Chief Executive Officer of Apio, Inc., a subsidiary of Landec, since Apio’s inception in 1979. Landec acquired Apio in December of 1999. Mr. Tompkins is a Senior Vice President of Landec and was elected to the Landec Board of Directors in 2003. Mr. Tompkins is also a board member and past chairman of the Ag Business Advisory Council for California Polytechnic State University in San Luis Obispo. He has been a member of the board of directors of the United Fresh Fruit and Vegetable Association for the past five years and was Chairman of that organization in 2005 and 2006.

Gregory S. Skinner (age 46) has been Chief Financial Officer and Vice President of Finance of the Company since November 1999 and Vice President of Administration since November 2000. From May 1996 to October 1999, Mr. Skinner served as Controller of the Company. From 1994 to 1996, Mr. Skinner was Controller of DNA Plant Technology, and from 1988 to 1994 he was with Litton Electron Devices. Prior to joining Litton Electron Devices, Mr. Skinner was with Litton Industries, Inc. and Arthur Anderson & Company.

Steven P. Bitler, Ph.D. (age 49) has been Vice President, Corporate Technology of the Company since March 2002. From 1988 until March 2002, Dr. Bitler held various positions with the Company related to the Company’s polymer product development and thermal switch products. Prior to joining the Company, he developed new high strength polymeric materials at SRI International.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock as of August 13, 2007 as to (i) each person who is known by the Company to beneficially own more than five percent of any class of the Company’s voting stock, (ii) each of the Company’s directors, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the business address of each director and executive officer named below is c/o Landec Corporation, 3603 Haven Avenue, Menlo Park, CA 94025.

5% Shareholders, Directors, Named Executive Officers, and Directors and Executive Officers as a Group	Shares Beneficially Owned(1)
	Number of Shares	Percent of Total(2)
5% Shareholders
Wynnefield Partners Small Cap Value, L.P. Wynnefield Partners Small Cap Value, L.P. I Wynnefield Small Cap Value Offshore Fund, Ltd. Wynnefield Capital Management, LLC Wynnefield Capital, Inc. Channel Partnership II, L.P. 450 7thAvenue, Suite 509 New York, NY 10123	1,518,400 (3)	5.84%
Executive Officers and Directors
Gary T. Steele. Chairman of the Board of Directors, Chief Executive Officer and President	745,844 (4)	2.82%
David D. Taft, Ph.D. Chief Operating Officer	182,820 (5)	*
Nicholas Tompkins Chief Executive Officer of Apio, Inc. Senior Vice President and Director of Landec	1,195,600 (6)	4.56%
Gregory S. Skinner Chief Financial Officer and Vice President of Finance & Administration	349,099 (7)	1.33%
Steven P. Bitler, Ph.D. Vice President, Corporate Technology	73,301 (8)	*
Duke K. Bristow, Ph.D., Director	41,667 (9)	*
Robert Tobin, Director	41,667 (10)	*
Frederick Frank, Director	601,667 (11)	2.31%
Stephen E. Halprin, Director	161,235 (12)	*
Kenneth E. Jones, Director	814,159 (13)	3.13%
Richard S. Schneider, Ph.D., Director	141,868 (14)	*
All directors and executive officers as a group (11 persons)	4,348,927 (15)	15.87%

*	Less than 1%
(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of capital stock.
(2)	As of August 13, 2007, 25,983,447 shares of Common Stock were issued and outstanding. Percentages are calculated with respect to a holder of options exercisable within 60 days after August 13, 2007 as if such holder had exercised its options. Option shares held by other holders are not included in the percentage calculation with respect to any other holder.

(3)	This information is based on a Schedule 13G filed with the SEC on February 14, 2007 by the beneficial owners.
(4)	This number includes 234,858 shares held in trust of which Mr. Steele is a beneficial owner and 739 shares owned directly by Mr. Steele. This number also includes 510,247 shares subject to outstanding stock options exercisable within 60 days after August 13, 2007.
(5)	This number includes 34,694 shares subject to outstanding stock options exercisable within 60 days after August 13, 2007.
(6)	This number includes 600 shares held by his minor children. This number also includes 243,554 shares subject to outstanding stock options exercisable within 60 days after August 13, 2007.
(7)	This number includes 11,250 shares subject to outstanding stock options exercisable within 60 days after August 13, 2007, owned by Stacia Skinner, Mr. Skinner’s wife, and 7,911 shares owned by Mrs. Skinner. This number also includes 193,957 shares subject to outstanding stock options exercisable within 60 days after August 13, 2007.
(8)	This number includes 46,166 shares subject to outstanding stock options exercisable within 60 days after August 13, 2007.
(9)	This number includes 40,000 shares subject to outstanding stock options exercisable within 60 days after August 13, 2007.
(10)	This number includes 40,000 shares subject to outstanding stock options exercisable within 60 days after August 13, 2007.
(11)	This number includes 100,000 shares subject to outstanding stock options exercisable within 60 days after August 13, 2007.
(12)	This number includes 56,235 shares held in a trust of which Mr. Halprin is a beneficial owner. This number also includes 105,000 shares subject to outstanding stock options exercisable within 60 days after August 13, 2007.
(13)	This number includes 206,000 shares owned by Western General Corp., of which Mr. Jones is president and a director and 601,492 shares held in a living trust. This number also includes 5,000 shares subject to outstanding stock options exercisable within 60 days after August 13, 2007.
(14)	This number includes 56,868 shares held in a trust of which Dr. Schneider is a beneficial owner. This also includes 85,000 shares subject to outstanding stock options exercisable within 60 days after August 13, 2007.
(15)	This number includes an aggregate of 1,414,868 shares held by officers and directors which are subject to outstanding stock options exercisable within 60 days after August 13, 2007.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Landec’s compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals; and (3) align the interests of our executives with those of our shareholders.

The compensation program is designed to balance an executive’s achievements in managing the day-to-day business and addressing shorter-term challenges facing the company, such as the effects of weather related disruptions and competitive pressures, with incentives to achieve our long-term vision to be the innovative leader in our food technology and technology licensing businesses.

The above policies guide the Compensation Committee (the “Committee”) in assessing the proper allocation between long-term compensation, current cash compensation, and short-term bonus compensation. Other considerations include Landec’s business objectives, its fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends, and regulatory requirements.

Establishing Executive Compensation

Landec’s executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with various Nasdaq, SEC and Internal Revenue Code rules. The Committee operates under a written charter adopted by our Board. A copy of the charter is available at http://www.landec.com/pdf/compcharter.pdf.

In determining the particular elements of compensation that will be used to implement Landec’s overall compensation policies, the Committee takes into consideration a number of factors related to Landec’s performance, such as Landec’s earnings per share, profitability, revenue growth, and business-unit-specific operational and financial performance, as well as competitive practices among our peer group.

The Committee reviews market compensation levels and practices annually to determined whether any adjustments to an individual Named Executive Officer’s compensation are warranted. The Committee obtains information on the competitive market from two sources:

•	Publicly disclosed compensation data from the peer group of materials science and food industries described below; and
•	Published and proprietary compensation survey data from materials science and food industries, as well as from a broader set of general industry surveys and companies.

The Committee considers both the peer group and survey data in determining the competitive market for each Named Executive Officer position.

The Committee on occasion meets with Landec’s President and Chief Executive Officer, Mr. Steele, and/or other executives to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Management makes recommendations to the Committee on the base salary, bonus targets and equity compensation for the executive team and other employees.

Peer Group

The peer group typically includes a broad range of companies in the materials science and food industries with whom Landec competes for executive talent. For fiscal year 2007, the Committee considered major competitors for executive talent and companies that operate in the same or similar industries as Landec. The peer group consists of the following companies: Fresh Express, DelMonte, Dole, Air Products, Syngenta, Molecular Devices and Dupont. The Committee monitors the peer group to assess its appropriateness as a source of competitive compensation data and adds or removes companies as needed.

Data on the compensation practices of the above-mentioned peer group generally is gathered through searches of publicly available information, including publicly available databases. Peer group data is gathered with respect to base salary, bonus targets and all equity awards (including stock options, performance shares, restricted stock and long-term, cash-based awards). It does not include generally available benefits, such as 401(k) plans or health care coverage.

Landec’s goal is to target base pay at the median level (that is, 50th percentile) and total cash compensation at the market’s 65th percentile based on market and industry data. However, in determining base salary, the Committee also considers other factors such as job performance, skill set, prior experience, the executive’s time in his or her position and/or with Landec, internal consistency regarding pay levels for similar positions or skill levels within the Company, external pressures to attract and retain talent, and market conditions generally. Targeting total compensation at the 65th percentile, and therefore providing higher incentive compensation opportunity, rewards exceptional goal achievement and allows total compensation to be more competitive as a whole, while taking into account business cyclicality. Base pay and target cash compensation are analyzed by management to determine variances to our compensation targets using the combination of publicly available information and survey data as described above. Mr. Steele uses the market data in making his recommendations to the Committee for his direct reports.

Elements of Compensation

There are three major elements that comprise Landec’s compensation program: (i) base salary; (ii) annual cash incentive opportunities, including bonuses; and (iii) equity incentives in the form of stock options and/or restricted stock awards.

Base Salaries

The base salaries of executive officers are set at levels intended to be competitive with other companies engaged in similar activities and with other businesses of comparable size and scope and location that compete for executive talent. To retain and attract the level of talent necessary for our business to succeed, we expect that the base salaries should be in the mid to upper quartile of the range of base salaries for comparable positions.

Base salaries are not necessarily adjusted annually but are generally adjusted when the Committee judges that a change is warranted by a change in an executive officer’s responsibilities or demonstrated performance or relevant market data.

The salaries paid to the Named Executive Officers in fiscal year 2007 are shown on the Summary Compensation Table. The Committee has not authorized any salary changes in fiscal year 2008 for any of the Named Executive Officers.

Annual Cash Bonus Plan

Landec maintains an annual cash bonus plan for senior executives to encourage and reward achievement of Landec’s business goals and to assist Landec in attracting and retaining executives by offering an opportunity to earn a competitive level of compensation. Consistent with our overall compensation objective of linking compensation to performance, aligning executive compensation with shareholder interests and attracting and retaining top level executive officers in the industry, annual cash bonus targets are set as a percentage of base salary. For fiscal year 2007, the CEO had a target bonus of 80% of base salary up to a maximum of 100% of his base salary, and the other Named Executive Officers had target bonuses of 40-100% of base salary up to a maximum of 100%-200% of their base salary. Bonus targets and ranges are typically set in June of the fiscal year. Specific criteria for corporate, business unit and individual objectives are also set at this time. In the case of the executive officers, both Named and not Named, the bonus targets and criteria are approved by the Committee.

The overall corporate objectives are intended to be challenging but achievable. They are based on actual performance compared to pre-determined financial performance targets, which are weighted depending upon whether the employee is a member of a business unit or the corporate staff. For the CEO, COO, CFO, and VP, Corporate Technology of Landec (“Corporate Executives”), the award calculation is based on the

Company’s annual consolidated financial results, specifically consolidated revenues and net income. For the CEO of Apio, a business unit of Landec, the award calculation is based on the business unit exceeding its operating income target.

The financial objectives are set at the beginning of the fiscal year, on a consolidated basis and for each business unit. The financial objectives are based on the fiscal year’s internally-developed financial plan. In fiscal year 2007, the Company’s financial performance was measured based on established targets for revenues and net income. If either of the financial objectives for Corporate Executives were not met, the target bonus would be adjusted downward proportionately and if both were missed by more than 10%, no bonus would be earned. If either or both of the financial objectives were exceeded, the potential bonus would be adjusted upward proportionately up to the maximum target bonus for each Corporate Executive. For the Corporate Executives, the weighting for missing or exceeding the financial objectives was evenly distributed between revenues and net income. The CEO of Apio received a bonus up to the maximum target bonus only if Apio exceeded its operating income target. For fiscal year 2007, the total bonus award amount for the Corporate Executives was 133% of the target bonus amount.

Based on the metrics described above, the Named Executive Officers target bonus, maximum bonus and actual bonus earned for fiscal year 2007 are as follows:

Named Executive Officer	Target Bonus	Maximum Bonus	Bonus Earned
Gary T. Steele	$300,000	$375,000	$375,000
David D. Taft, Ph.D.	150,000	300,000	209,653
Gregory S. Skinner	132,500	265,000	185,193
Steven P. Bitler, Ph.D.	76,000	190,000	106,224
Nicholas Tompkins	125,000	250,000	129,175

Special Cash Bonuses

In addition, periodically, special cash bonuses are awarded on a discretionary basis to an individual, generally in recognition of exceptional achievement or effort during the year as determined by the Committee or the Board of Directors. During fiscal year 2007, we paid the following special bonuses:

Named Executive Officer	Amount
Gary T. Steele	$500,000
David D. Taft, Ph.D.	$100,000
Gregory S. Skinner	$250,000

The above amounts were in recognition of each individual’s exceptional performance on behalf of the Company, particularly their efforts in connection with the successful sale of the Company’s former direct marketing and sales seed corn company, Fielder’s Choice Direct, to Monsanto Company on December 1, 2006.

Long-Term Incentive Compensation

Landec provides long-term incentive compensation through awards of stock options, restricted stock, and/or performance shares (also referred to as “restricted stock units” (“RSUs”) or “stock awards”) that generally vest over multiple years. Landec’s equity compensation program is intended to align the interests of officers with those of the shareholders by creating an incentive for officers to maximize shareholder value. The equity compensation program also is designed to encourage officers to remain employed with Landec despite a very competitive labor market.

Awards to eligible employees, including Named Executive Officers, are generally made on an annual basis. Awards must be approved by the Committee or the Board. In general, the number of options/RSUs awarded to each executive officer is determined subjectively based on a number of factors, including the officer’s degree of responsibility, general level of performance, ability to affect future Company performance, salary level and recent noteworthy achievements, as well as prior years’ awards. In fiscal year 2007, the Committee granted options and RSUs to Landec’s COO, CFO and VP, Corporate Technology. All grants were approved at scheduled Board of Director meetings and have a per share exercise price equal to the fair market value of Landec Common Stock on the grant date. The Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of Landec Common Stock, such as a significant positive or negative earnings announcement. Similarly, the Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. Also, because equity compensation awards typically vest over a three- or four-year period, the value to recipients of any immediate increase in the price of Landec’s stock following a grant will be attenuated.

Our Committee regularly monitors the environment in which Landec operates and makes changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value. In order to continue to attract and retain highly skilled employees, the Committee approved changes to Landec’s equity compensation program for fiscal year 2007 that were designed to reward Landec’s employees for their hard work and commitment to the long-term success and growth of Landec. Beginning in fiscal year 2007, both stock options and RSUs were granted. Landec granted stock options because they can be an effective tool for meeting Landec’s compensation goal of increasing long-term stockholder value by tying the value of the stock options to Landec’s performance in the future. Employees are able to profit from stock options only if Landec’s stock price increases in value over the stock option’s exercise price. Landec believes the options that were granted provide effective incentives to option holders to achieve increases in the value of Landec’s stock. Landec began granting RSUs because they provide a more predictable value to employees than stock options, and therefore are efficient tools in retaining and motivating employees, while also serving as an incentive to increase the value of Landec’s stock. RSUs also may be efficient with respect to the use of our equity plan share reserves because fewer RSUs are needed to provide a retention and incentive value similar to stock options.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

In fiscal year 2007, the executive officers were eligible to receive health care coverage that is generally available to other Landec employees.

Landec maintains a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Under the 401(k) Plan, all Landec employees are eligible to receive matching contributions from Landec that are subject to vesting over time. The matching contribution for the 401(k) Plan year 2007 was $0.67 for each dollar on the first 6% of each participant’s pretax contributions and was calculated and paid on a payroll-by-payroll basis subject to applicable Federal limits, and subject to vesting. Landec also makes an annual “reconciling match” designed to more evenly determine the amount of matching contributions that eligible employees receive. This reconciling match works by recalculating the regular matching contribution as if it were paid on an annualized, instead of payroll-by-payroll, basis. If the annualized matching contribution would have been higher, Landec contributes a matching contribution equal to the difference between the two. Landec does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees other than the 401(k) Plan.

Landec also offers a number of other benefits to the Named Executive Officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include the employee stock purchase plan (terminated in June 2006), restricted stock unit awards, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs, educational assistance, and certain other benefits.

The 401(k) Plan and other generally available benefit programs allow Landec to remain competitive for employee talent, and Landec believes that the availability of the benefit programs generally enhances employee productivity and loyalty to Landec. The main objectives of Landec’s benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

Compensation of Chief Executive Officer

During fiscal year 2007, Mr. Steele received a salary of $375,000 in accordance with the terms of his employment agreement. In setting Mr. Steele’s salary, target bonus and equity compensation grant, the Committee relied on market-competitive pay data and the strong belief that the Chief Executive Officer significantly and directly influences Landec’s overall performance. The Committee also took into consideration the overall compensation policies discussed above. Landec’s actual performance for fiscal year 2007 resulted in a bonus to Mr. Steele of $375,000 explained under “Annual Cash Bonus Plan” above. Mr. Steele also received a special cash bonus of $500,000 as explained under “Special Cash Bonuses” above. Mr. Steele is also eligible to receive grants of equity awards under the 2005 Stock Incentive Plan as determined by the Committee, although he did not receive any equity awards in fiscal year 2007.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to herein as the “Code”, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Named Executive Officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to Named Executive Officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to long-term incentive awards will be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes such payments are appropriate and in the best interest of Landec and its shareholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2007, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Committee. None of the Committee’s current or former members has at any time been an officer or employee of Landec. None of Landec’s executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Landec’s Board of Directors or Compensation Committee.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Landec specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2007. Based on the review and discussions, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in Landec’s Proxy Statement for its 2007 Annual Meeting of Stockholders.

This report is submitted by the Committee.

Richard S. Schneider, Ph.D. (Chairman)
Frederick Frank
Robert Tobin

Summary Compensation

The following table shows compensation information for fiscal year 2007 for the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(5)	Total ($)
Gary T. Steele President and Chief Executive Officer	2007	375,000	500,000	0	7,524	375,000	—	6,706	1,264,230
David D. Taft Chief Operating Officer	2007	300,000	100,000	8,936	13,114	209,653	—	11,938	643,641
Gregory S. Skinner Chief Financial Officer & V.P. of Finance and Administration	2007	265,000	250,000	8,936	17,744	185,193 (6)	—	14,900	741,773
Steven P. Bitler Vice President, Corporate Technology	2007	190,000	—	8,936	15,833	106,224	—	9,625	330,618
Nicholas Tompkins Senior Vice President, Chief Executive Officer of Apio, Inc.	2007	125,000	—	—	—	129,175 (7)	—	5,653	259,828

(1)	Amounts consist of the bonus earned from the successful sale of the Company’s former direct marketing and sales seed corn company, Fielder’s Choice Direct, to Monsanto Company on December 1, 2006.
(2)	Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized by Landec in fiscal year 2007 for RSU awards as determined pursuant to FAS 123R. These compensation costs reflect RSU awards granted in fiscal year 2007. The assumptions used to calculate the value of the RSU awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in Landec’s Annual Report on Form 10-K for fiscal year 2007 filed with the SEC on July 27, 2007.
(3)	Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized by Landec in fiscal year 2007 for option awards as determined pursuant to FAS 123R. These compensation costs reflect option awards granted in prior years. The assumptions used to calculate the value of option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in Landec’s Annual Report on Form 10-K for fiscal year 2007 filed with the SEC on July 27, 2007.
(4)	Amounts consist of bonuses earned for meeting/exceeding financial performance targets in fiscal year 2007.
(5)	Consists of Company paid life insurance and employer 401(k) match for all Named Executive Officers. For Mr. Steele, the amount shown also includes Company-paid disability insurance where Mr. Steele is the beneficiary.
(6)	Mr. Skinner allocated $5,000 of his bonus to a Landec employee.
(7)	Mr. Tompkins allocated $71,175 of his bonus to Apio employees.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the Named Executive Officers during fiscal year 2007. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the “Outstanding Equity Awards at Fiscal 2007 Year-End” table on the following page.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary T. Steele	6/15/2006 6/15/2006 N/A	— — 0	— — 300,000	— — 375,000	— — —	— — —	— — —	— — —	— — —	— — —	— — —
David D. Taft	6/15/2006 6/15/2006 N/A	— — 0	— — 150,000	— — 300,000	— — —	— — —	— — —	— 3,333 —	10,000 — —	8.86 — —	41,500 29,530 —
Gregory S. Skinner	6/1/5006 6/1/5006 N/A	— — 0	— — 132,500	— — 265,000	— — —	— — —	— — —	— 3,333 —	10,000 — —	8.86 — —	41,500 29,530 —
Steven P. Bitler	6/15/2006 6/15/2006 N/A	— — 0	— — 76,000	— — 190,000	— — —	— — —	— — —	— 3,333 —	10,000 — —	8.86 — —	41,500 29,530 —
Nicholas Tompkins	6/15/2006 6/15/2006 N/A	— — 0	— — 125,000	— — 250,000	— — —	— — —	— — —	— — —	— — —	— — —	— — —

(1)	Amounts shown are estimated payouts for fiscal year 2007 to the Named Executive Officers under Landec’s annual cash bonus plan. The target amount is based on a percentage of the individual’s fiscal year 2007 base salary. The maximum amount shown is equal to the individual’s base salary for Corporate Executives and two times the base salary for Mr. Tompkins. Actual bonuses received by these Named Executive Officers for fiscal year 2007 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)	The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FAS 123R. Stock awards consist only of RSUs. The exercise price for all options granted to the Named Executive Officers is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of Landec common stock at such date in the future when the option is exercised. The proceeds to be paid to the individual following this exercise do not include the option exercise price. The options vest 1/36th per month and are fully vested three years after the date of grant. RSUs cliff vest on the third anniversary of the date of grant.

Equity Awards

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal year 2007, which ended on May 27, 2007. The awards for fiscal year 2007 identified in the table below are also reported in the “Grants of Plan-Based Awards” table on the previous page.

Outstanding Equity Awards at Fiscal 2007 Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Gary T. Steele	20,000	0	—	6.125	12/02/2009	—	—
	20,000	0	—	6.125	12/02/2009	—	—
	19,753	0	—	3.375	12/06/2010	—	—
	20,247	0	—	3.375	12/06/2010	—	—
	29,629	0	—	3.375	12/06/2010	—	—
	170,371	0	—	3.375	12/06/2010	—	—
	33,955	0	—	2.82	02/20/2013	—	—
	16,045	0	—	2.82	02/20/2013	—	—
	100,000	0	—	6.65	06/16/2014	—	—
	100,000	0	—	6.13	05/19/2012	—	—
David D. Taft	45,000	0	—	5.00	01/14/2008	—	—
	14,584	0	—	4.938	02/11/2009	—	—
	12,500	0	—	6.45	12/04/2013	—	—
	3,444	0	—	6.09	07/29/2012	—	—
	3,055	6,945	—	8.86	06/15/2013	—	—
	—	—	—	—	—	3,333 (2)	45,195
Gregory S. Skinner	40,000	0	—	4.938	02/11/2009	—	—
	31,847	0	—	6.75	12/03/2009	—	—
	53,153	0	—	6.75	12/03/2009	—	—
	30,209	0	—	3.80	05/07/2012	—	—
	19,791	0	—	3.80	05/07/2012	—	—
	9,000	0	—	7.50	09/30/2014	—	—
	26,000	0	—	7.50	09/30/2014	—	—
	10,000	0	—	6.13	05/19/2015	—	—
	3,055	6,945	—	8.86	06/15/2013	—	—
	—	—	—	—	—	3,333 (2)	45,195
Steven P. Bitler	12,000	0	—	5.00	01/14/2008	—	—
	10,000	0	—	4.938	02/11/2009	—	—
	5,000	0	—	6.75	12/03/2009	—	—
	15,000	0	—	1.89	12/05/2012	—	—
	3,055	6,945	—	8.86	06/15/2013	—	—
	—	—	—	—	—	3,333 (2)	45,195
Nicholas Tompkins	125,000	0	—	3.40	11/29/2009	—	—
	31,446	0	—	3.18	12/10/2011	—	—
	118,554	0	—	3.18	12/10/2011	—	—

(1)	Value is based on the closing price of Landec Common Stock of $13.56 as of May 27, 2007 as reported on the Nasdaq Global Select Market.
(2)	The RSUs were granted on June 15, 2006 and cliff vest on the third anniversary of the date of grant. Assuming continued employment with Landec, each holder of RSUs will be entitled to receive 3,333 shares of Landec Common Stock on June 15, 2009.

Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during fiscal year 2007, which ended on May 27, 2007.

Option Exercises and Stock Vested For Fiscal 2007

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary T. Steele	450,000	3,919,419	—	—
David D. Taft	209,472	1,425,504	—	—
Gregory S. Skinner	83,500 (2)	569,000	—	—
Steven P. Bitler	10,000	70,277
Nicholas Tompkins	0	0	—	—

(1)	The value realized equals the difference between the option exercise price and the fair market value of Landec common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.
(2)	13,500 options were exercised by Mr. Skinner’s wife.

Equity Compensation Plan Information

The following table summarizes information with respect to options and other equity awards under Landec’s equity compensation plans as May of 27, 2007:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,439,056		$5.0991	706,731	(3)
Equity compensation plans not approved by security holders	622,281	(4)	$5.2493	0
Total	2,061,337		$5.1445	706,731

(1)	Includes only options and restricted stock units outstanding under Landec’s equity compensation plans, as no stock warrants or other rights were outstanding as of May 27, 2007.
(2)	The weighted average exercise price of outstanding options, warrants and rights does not take restricted stock units into account as restricted stock units have no purchase price.
(3)	Represents shares remaining for issuance pursuant to the 2005 Stock Incentive Plan.
(4)	Represents shares remaining for issuance pursuant to options that are outstanding under the 1996 Non-Executive Stock Option Plan and the New Executive Stock Option Plan, both of which have been terminated, and no future awards will be made pursuant to such plans. A description of these plans is set forth under Note 10 of the Notes to Consolidated Financial Statements included in Landec’s Annual Report on Form 10-K for fiscal year 2007 filed with the SEC on July 27, 2007.

The 1996 Non-Executive Stock Option Plan

The 1996 Non-Executive Stock Option Plan authorized the grant of non-qualified stock options to employees, including officers, and outside consultants of the Company. The plan was not approved by the Company’s shareholders. The exercise price of the options was equal to the fair market value of the Company’s Common Stock on the date the options were granted. As amended in 1999, 1,500,000 shares were authorized to be issued under this plan. Options generally were exercisable upon vesting and generally vested ratably over four years. The 1996 Non-Executive Stock Option Plan was terminated, and no future awards will be made pursuant to such plan.

The New Executive Stock Option Plan

The New Executive Stock Option Plan authorized the grant of non-statutory stock options to officers of the Company or officers of Apio or Landec Ag whose employment with each of those companies began after October 24, 2000. The plan was not approved by the Company’s shareholders. The exercise price of the non-statutory stock options was no less than 100% and 85%, for named executives and non-named executives, respectively, of the fair market value of the Company’s Common Stock on the date the options were granted. Options generally were exercisable upon vesting and generally vested ratably over four years. 210,000 shares were authorized to be issued under this plan. The New Executive Stock Option Plan was terminated, and no future awards will be made pursuant to such plan.

Non-Plan Option Grant

In November 1999, the Board of Directors granted to the CEO of Apio a non-statutory stock option to purchase 790,000 shares of the Company’s Common Stock in connection with the acquisition of Apio. This grant was not approved by the Company’s shareholders. The exercise price of the grant was the fair market value of the Company's Common Stock on the date of grant. The option vested over two years.

Employment Contracts and Potential Payments Upon Termination or Change in Control

Employment Contracts

The Company entered into an employment agreement with Mr. Gary Steele as of January 1, 2006, setting forth the terms of his employment. The employment agreement expires on December 31, 2008 unless renewed or extended by both parties, and provides that Mr. Steele shall be paid an annual base salary of $375,000 plus an annual incentive award based upon the attainment of pre-determined, mutually established goals. Mr. Steele will be eligible for grants of equity interests under the Company’s 2005 Stock Incentive Plan at times and in such amounts as determined by the Compensation Committee.

Potential Payments Upon Termination or Change in Control

Mr. Steele's employment agreement provides that upon Mr. Steele’s death or disability, the Company shall pay Mr. Steele or his estate his unpaid base salary and the pro rata portion of his annual incentive award through the date of termination. If Mr. Steele is terminated without cause or if he terminates his employment for good reason (any relocation of Mr. Steele’s place of employment, reduction in salary, or material reduction of his duties or authority), Mr. Steele will receive a severance payment equal to 100% of his base salary and a one-year acceleration of his unvested stock options or other equity awards, and the Company will pay the monthly premiums for health insurance coverage for Mr. Steele (and his spouse) until Mr. Steele attains age 65 or at such time as Mr. Steele receives substantially equivalent health insurance coverage in connection with new employment. In addition, the employment agreement provides that if Mr. Steele is terminated without cause or terminates employment for good reason within two (2) years following a “change of control,” Mr. Steele will receive a severance payment equal to 150% of his base salary and the Company will pay the monthly premiums for health insurance coverage for Mr. Steele (and his spouse) until Mr. Steele attains age 65 or at such time as Mr. Steele receives substantially equivalent health insurance coverage in connection with new employment. In the event of a “change in control”, all of Mr. Steele’s unvested stock options or other equity awards shall immediately vest and become exercisable. Mr. Steele agreed, as part of his employment agreement, not to solicit, induce, recruit, encourage or take away employees or consultants of the Company for a period of two years following his termination. In addition, he agreed not to solicit any licensor to or customer of the Company for a period of two years following his termination.

If the Company had terminated Mr. Steele's employment without cause on May 27, 2007, the last business day of Landec's fiscal year 2007, Mr. Steele would have received the following severance benefits under his employment agreement:

(1)	$562,500 over the following 12-month period; and
(2)	$70,791 in health insurance premiums, assuming no increases in premiums, until he attains age 65, assuming he did not seek new employment.

Policies and Procedures with Respect to Related Party Transactions

Landec’s Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions (other than compensation transactions). Additionally, under the Company's Code of Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest.

Certain Relationships and Related Transactions

Pursuant to the terms of farmer agreements entered into between Apio, Inc. (“Apio”) and the Nick Tompkins Ranch and Central Coast Produce, LLC (the “Tompkins Farms”), Apio provides packing, cooling and distributing services for produce planted and grown by the Tompkins Farms, and Apio purchases produce from these farms. The terms of the agreements are substantially the same as the terms offered by Apio to other growers. During fiscal year 2007, Apio paid the Tompkins Farms $1,161,000 for produce. Mr. Tompkins wholly-owns the Nick Tompkins Ranch and has a greater than ten percent (10%) ownership interest in Central Coast Produce.

On July 3, 2003, Apio entered into a Purchase Agreement (the “Purchase Agreement”) with Beachside Produce, LLC, a California limited liability company (“Beachside”) and the Growers (as defined below) to sell its domestic commodity vegetable business to Beachside. Beachside is owned and operated by a group of persons and entities (the “Growers”) that supply produce to Apio, including Mr. Tompkins, who owns 12.5% of Beachside. In connection with the Purchase Agreement, Apio, Beachside and the Growers entered into a supply agreement pursuant to which Beachside and the Growers have agreed to supply produce to Apio for its value-added business and pay a per carton royalty for use of Apio’s brand names. During fiscal year 2007, the Company paid Beachside $1,840,000 for produce and recognized revenues derived from services provided to Beachside for cooling and storing produce of $3,539,000, revenues of $83,000 from the sale of products to Beachside and royalty revenues of $249,000 from the use by Beachside of Apio’s trademarks.

During fiscal year 2007, Apio leased for approximately $504,000 land that is either owned, controlled or leased by Mr. Tompkins, and subleased that land to growers who deliver produce to Apio. The terms of the leases are substantially the same as the terms offered by Apio to other growers.

During fiscal year 2007, Stacia Skinner, wife of Mr. Greg Skinner, the Company’s Chief Financial Officer, was employed at the Company and received approximately $118,000 in compensation. Mrs. Skinner, the Company's Information Technology Director, does not report to the Company's Chief Financial Officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 27, 2007 all Section 16(a) filing requirements applicable to the Company’s officers, directors and holders of more than ten percent of the Company’s Common Stock were satisfied except that Fred Frank was late in filing a Form 4.

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or via the Internet.

By Order of the Board of Directors

/s/ Geoffrey P. Leonard

Geoffrey P. Leonard
Secretary

Menlo Park, California
September [  ], 2007

ANNEX A

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger dated as of [], 2007 (the “Agreement”) is between Landec Corporation, a California corporation (“Landec California”), and Landec Corporation, a Delaware corporation (“Landec Delaware”). Landec Delaware and Landec California are sometimes referred to in this Agreement as the “Constituent Corporations.”

RECITALS

A. Landec Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 52,000,000 shares, 50,000,000 of which are designated “Common Stock,” $0.001 par value, and 2,000,000 of which are designated “Preferred Stock,” $0.001 par value. As of the date of this Agreement, 100 shares of Landec Delaware Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding.

B. Landec California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 52,000,000 shares, 50,000,000 of which are designated “Common Stock,” $0.001 par value and 2,000,000 of which are designated “Preferred Stock,” $0.001 par value. As of the date of this Agreement, [] shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

C. The Board of Directors of Landec California has determined that, for the purpose of effecting the reincorporation of Landec California in the State of Delaware, as a reorganization within the provisions of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder, it is advisable and in the best interests of Landec California that Landec California merge with and into Landec Delaware upon the terms and conditions provided in this Agreement.

D. The respective Boards of Directors of Landec Delaware and Landec California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

E. The closing of the transactions contemplated by this Agreement will therefore take place after the Landec California shareholders approve the reincorporation and this Agreement and other conditions to closing are satisfied.

AGREEMENT

In consideration of the mutual agreements and covenants set forth herein, Landec Delaware and Landec California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.  Merger

1.1 Merger.  In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, Landec California shall be merged with and into Landec Delaware (the “Merger”), the separate existence of Landec California shall cease and Landec Delaware shall be, and is sometimes referred to below as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be Landec Corporation.

1.2 Filing and Effectiveness.  The Merger shall become effective upon completion of the following actions:

(a) Adoption and approval of this Agreement and the Merger by the stockholders of Landec Delaware and the shareholders of Landec California in accordance with the applicable requirements of the Delaware General Corporation Law and the California Corporations Code;

(b) The satisfaction or waiver of all of the conditions precedent to the consummation of the Merger as specified in this Agreement; and

(c) The filing with the Secretary of State of Delaware of an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law.

The date and time when the Merger becomes effective is referred to in this Agreement as the “Effective Date of the Merger.”

1.3 Effect of the Merger.  Upon the Effective Date of the Merger, the separate existence of Landec California shall cease and Landec Delaware, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (b) shall be subject to all actions previously taken by its and Landec California’s Board of Directors, (c) shall succeed, without other transfer, to all of the assets, rights, powers and property of Landec California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (d) shall continue to be subject to all of the debts, liabilities and obligations of Landec Delaware as constituted immediately prior to the Effective Date of the Merger, and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Landec California in the same manner as if Landec Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

2.  Charter Documents, Directors and Officers

2.1 Certificate of Incorporation.  The Certificate of Incorporation of Landec Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws.   The Bylaws of Landec Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers.  The directors and officers of Landec California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3.  Manner of Conversion of Stock

3.1 Landec California Common Stock.  Upon the Effective Date of the Merger, each one share of Landec California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one fully paid and non-assessable share of Common Stock, $.001 par value, of the Surviving Corporation.

3.2 Landec California Options, Stock Purchase Rights and Convertible Securities.

(a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue any and all stock option, stock incentive, employee benefit and other equity-based award plans heretofore adopted by Landec California (the “Plans”). Each outstanding and unexercised option, other right to purchase, or security convertible into, Landec California Common Stock (a “Right”) shall become an option, right to purchase, or a security convertible into the Surviving Corporation’s Common Stock, respectively, on the basis of one share of the Surviving Corporation’s Common Stock, as the case may be, for each one share of Landec California Common Stock, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Landec California Right at the Effective Date of the Merger.

(b) A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise or conversion of Rights equal to the number of shares Landec California Common Stock so reserved immediately prior to the Effective Date of the Merger.

3.3 Landec Delaware Common Stock.  Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Landec Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Landec Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

3.4 Exchange of Certificates.  After the Effective Date of the Merger, each holder of an outstanding certificate representing Landec California Common Stock may, at such holder’s option, surrender the same for cancellation to U.S. Stock Transfer Corporation (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as provided herein. Until so surrendered, each outstanding certificate theretofore representing shares of Landec California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving Corporation’s capital stock into which such shares of Landec California capital stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Landec California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

If any certificate for shares of the Surviving Corporation’s stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

4.  General

4.1 Covenants of Landec Delaware.  Landec Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a) Qualify to do business as a foreign corporation in the State of California and irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code.

(b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Landec Delaware of all of the franchise tax liabilities of Landec California; and

(c) Take such other actions as may be required by the California Corporations Code.

4.2 Further Assurances.  From time to time, as and when required by Landec Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Landec California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Landec Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Landec California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Landec Delaware are fully authorized in the name and on behalf of Landec California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3 Succession.  Upon consummation of the Merger, the separate existence of Landec California will cease, and the Surviving Corporation will possess all the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and be subject to all of the restrictions, disabilities and duties, of Landec California; and all the rights, privileges, immunities, powers and franchises of Landec California, and all property, whether real, personal or mixed, all stock registered in the name of Landec California, and all debts due to Landec California on whatever account, and all subscriptions and all choses in action of or belonging to Landec California, will be vested in the Surviving Corporation; and all such property, rights, privileges, immunities, powers and franchises will be thereafter as effectually the property of the Surviving Corporation as they were of Landec California, and the title to any real estate vested by deed or otherwise in Landec California will not revert or be in any way impaired by reason of the Merger but will be vested in the Surviving Corporation; and all rights of creditors and all liens upon any property of Landec California will be preserved unimpaired, and all debts, liabilities and duties of Landec California will be preserved unimpaired, and all debts, liabilities and duties of Landec California will attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it, and any claim existing or action or proceeding pending by or against Landec California may be prosecuted against the Surviving Corporation. All acts, plans, policies, agreements, arrangements, approvals and authorizations of Landec California and its agents which were valid and effective immediately prior to consummation of the Merger will be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and will be as effective and binding thereon, in each case as the same were with respect to Landec California. The employees and agents of Landec California will become the employees and agents of the Surviving Corporation and will continue to be entitled to the same rights and benefits that they enjoyed as employees and agents of Landec California.

4.4 Shareholder and Stockholder Approval.  This Agreement shall be submitted to a vote of the shareholders of Landec California and the sole stockholder of Landec Delaware in accordance with the laws of the State of California and the State of Delaware, respectively. In the event that this Agreement shall be not approved by the requisite vote of holders of a majority of Landec California’s Common Stock outstanding and entitled to vote at Landec California’s 2007 annual meeting or any adjournment thereof, this Agreement shall thereupon be terminated without further action of the parties hereto.

4.5 Abandonment.  At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Landec California or Landec Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Landec California or by the sole stockholder of Landec Delaware, or by both.

4.6 Amendment.  The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such Constituent Corporation.

4.7 Registered Office.  The registered office of the Surviving Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, zip code 19808. Corporation Service Company is the registered agent of the Surviving Corporation at such address.

4.8 Agreement Copies.  Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 3603 Haven Avenue, Menlo Park, CA 94025 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

4.9 Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

4.10 Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties.

4.11 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

The undersigned authorized representatives of the Constituent Corporation have executed and acknowledged this Agreement as of the date first set forth above.

Landec Corporation, a Delaware corporation

By: Name: Gary T. Steele
Title: President and Chief Executive Officer

Landec Corporation, a California corporation

By: Name: Gary T. Steele
Title: President and Chief Executive Officer

ANNEX B

CERTIFICATE OF INCORPORATION
OF
LANDEC CORPORATION

ARTICLE I

The name of this corporation is Landec Corporation (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Fifty Two Million (52,000,000) each with a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), and the number of shares of Common Stock authorized to be issued is Fifty Million (50,000,000).

(B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware and within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws.

ARTICLE VI

Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

The Board of Directors shall be divided into two classes (Class 1 and Class 2), as nearly equal in number as the then total number of directors constituting the whole Board of Directors permits. The directors shall serve staggered two-year terms with the term of office of one class expiring each year. In order to commence such staggered two-year terms, directors in Class 1 shall be initially appointed to hold office until the first annual meeting of stockholders, and directors in Class 2 shall be initially appointed to hold office until the second annual meeting of stockholders. Thereafter, the term of office for each class of directors elected at each annual meeting shall be two years from the date of their election.

Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Subject to the rights of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

ARTICLE VII

In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

(A) Except as otherwise provided in the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote. Additionally, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal Bylaws.

(B) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(C) Advance notice of stockholder nominations for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with this Certificate of Incorporation or the Bylaws, and no action shall be taken by the stockholders by written consent.

ARTICLE XI

The Corporation shall have perpetual existence.

ARTICLE XII

(A) To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

(B) Any repeal or modification of the foregoing provisions of this Article XIII shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE XIII

(A) To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

(B) Any repeal or modification of any of the foregoing provisions of this Article XIV shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

THE UNDERSIGNED, the President and Chief Executive Officer and the Secretary, hereby certify that the facts stated above are true as of this [] day of [], 2007.

Gary T. Steele, President and Chief Executive Officer

Geoffrey P. Leonard, Secretary

ANNEX C

BYLAWS
OF
LANDEC CORPORATION

(As adopted on         , 2007)

LANDEC CORPORATION

TABLE OF CONTENTS

i

ii

BYLAWS
OF
LANDEC CORPORATION

ARTICLE I
CORPORATE OFFICES

1.1  Registered Office.

The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent at such location is Corporation Service Company.

1.2  Other Offices.

The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1  Place of Meetings.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation.

2.2  Annual Meeting.

(a) The annual meeting of stockholders shall be held each year on a date and at a time designated by resolution of the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted.

(b) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 2.2, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.2.

(c) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (b) of this Section 2.2, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation, as provided in Section 2.5, and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware.

(d) Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

(e) Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.3  Special Meeting.

(a) A special meeting of the stockholders may be called at any time by the Board of Directors, the chairman of the board, the president or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

(b) Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(c) Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to matters set forth in this Section 2.3.

2.4  Notice of Stockholders Meetings; Affidavit of Notice.

(a) All notices of meetings of stockholders shall be in writing and shall be sent or otherwise given in accordance with this Section 2.4 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting (or such longer or shorter time as is required by Section 2.5 of these Bylaws, if applicable). The notice shall specify the place (if any), date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the Delaware General Corporation Law. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b) If a special meeting is called by stockholders representing the percentage of the total votes outstanding designated in Section 2.3(a), the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally, or sent by registered mail or by facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such request. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of this Section 2.4, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this Section 2.4(b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.5  Advance Notice of Stockholder Nominees and Other Stockholder Proposals.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days before the one year anniversary of the date on which the Corporation first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934, as amended. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (a). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (a), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(b) Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation in accordance with the provisions of paragraph (a) of this Section 2.5. Such stockholder’s notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (a) of this Section 2.5. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

Notwithstanding anything in these Bylaws to the contrary, no business brought before a meeting by a stockholder shall be conducted at an annual meeting except in accordance with procedures set forth in this Section 2.5.

2.6  Quorum.

(a) The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairman of the meeting or

(b) holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall have power to adjourn the meeting to another place (if any), date or time.

2.7  Adjourned Meeting; Notice.

When a meeting is adjourned to another place (if any), date or time, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place (if any), thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the place (if any), date and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8  Organization; Conduct of Business.

(a) Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman of the meeting appoints.

(b) The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.9  Voting.

(a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

(b) Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

(c) The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

(d) All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

2.10  Waiver of Notice.

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

2.11  Stockholder Action By Written Consent Without A Meeting.

The stockholders shall not be entitled to act by written consent; all actions of stockholders are required to be taken at an annual or special meeting.

2.12  Record Date for Stockholder Notice; Voting; Giving Consents.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board of Directors does not so fix a record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent (including consent by electronic mail or other electronic transmission as permitted by law) is delivered to the Corporation.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, if such adjournment is for thirty (30) days or less; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.13  Proxies.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by law filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

2.14  Inspectors of Election.

Before any meeting of stockholders, the Board of Directors may appoint one or more inspectors of election to act at the meeting or any adjournment of the meeting. If no inspector of election is so appointed, then the chairman of the meeting may appoint one or more inspectors of election to act at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Each inspector, before discharging the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

Such inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the number of shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots; and

(f) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

ARTICLE III
DIRECTORS

3.1  Powers.

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2  Number of Directors.

The authorized number of directors shall be no fewer than five (5) and no more than nine (9). Within this range, the authorized number of directors shall initially be eight (8), such number to be changed within such range from time to time by resolution of the Board.

3.3  Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these Bylaws, and unless otherwise provided in the Certificate of Incorporation, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors.

Unless otherwise specified in the Certificate of Incorporation, elections of directors need not be by written ballot.

3.4  Resignation and Vacancies.

Any director may resign at any time upon written notice to the attention of the secretary of the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock that may then be outstanding, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled by a majority of the directors then in office, not including those who have been so removed. Each director so chosen shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5  Place of Meetings; Meetings by Telephone.

The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6  Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7  Special Meetings; Notice.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, facsimile, electronic transmission or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally, or by facsimile, electronic transmission or telegram, it shall be delivered at least 24 hours before the time of the holding of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary and appropriate in the circumstances. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.8  Quorum.

At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9  Waiver of Notice.

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

3.10  Board Action by Written Consent Without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Written consents representing actions taken by the board or committee may be executed by telex, telecopy or other facsimile transmission, or by electronic mail or other electronic transmission, and such facsimile or electronic transmission shall be valid and binding to the same extent as if it were an original. If the minutes of the board or committee are maintained in paper form, consents obtained by electronic transmission shall be reduced to written form and filed with such minutes.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

3.11  Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.12  Removal of Directors.

Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that (i) unless the Certificate of Incorporation otherwise provides, if the Board of Directors is classified as provided under Section 141(d) of the General Corporation Law of Delaware, stockholders may effect such removal only for cause and (ii) if the stockholders of the Corporation are entitled to cumulative voting, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV
COMMITTEES

4.1  Committees of Directors.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate 1 or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporate Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation.

4.2  Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3  Meetings and Action of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V
OFFICERS

5.1  Officers.

The officers of the Corporation shall be a chairman, a chief executive officer, a president, a secretary, and a chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2  Appointment of Officers.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3  Subordinate Officers.

The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

5.4  Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the attention of the secretary of the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5  Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or by the chief executive officer or the president in accordance with the provisions of Section 5.3 of these Bylaws.

5.6  Chairman of the Board.

The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

5.7  Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, the chief executive officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.8  President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board (if any) or the chief executive officer, the president shall have general supervision, direction, and control of the business and other officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.9  Vice Presidents.

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairman of the board.

5.10  Secretary.

The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.11  Chief Financial Officer.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president, the chief executive officer, or the directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

5.12  Representation of Shares of Other Corporations.

The chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board of Directors or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

5.13  Authority and Duties of Officers.

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or the stockholders.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,
AND OTHER AGENTS

6.1  Indemnification of Directors and Officers.

The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.2  Indemnification of Others.

The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3  Payment of Expenses in Advance.

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined, by final judicial decision from which there is no further right to appeal, that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4  Indemnity Not Exclusive.

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may been titled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Incorporation.

6.5  Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

6.6  Conflicts.

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a) That it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE VII
RECORDS AND REPORTS

7.1  Maintenance and Inspection of Records.

The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

7.2  Inspection by Directors.

Any director shall have the right to examine the Corporation’s stockledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VIII
GENERAL MATTERS

8.1  Checks.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2  Execution of Corporate Contracts and Instruments.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3  Stock Certificates; Partly Paid Shares.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4  Special Designation on Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5  Lost Certificates.

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6  Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7  Dividends.

The directors of the Corporation, subject to any restrictions contained in (a) the General Corporation Law of Delaware or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.8  Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.9  Seal.

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.10  Transfer of Stock.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11  Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12  Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.13  Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE IX
AMENDMENTS

The Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

2007 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Landec Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September   , 2007, and hereby appoints Gary T. Steele and Gregory S. Skinner, and each of them, with full power of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Landec Corporation to be held on October 11, 2007, at 1:30 p.m. local time, at the Seaport Conference Center, 459 Seaport Blvd., Redwood City, California 94063, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) FOR the election of four (4) directors of the Company, (2) FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 25, 2008, (3) FOR the proposal to authorize and approve a change of the Company’s domicile from California to Delaware effected by the merger of the Company, a California corporation, with and into Landec Corporation, a newly formed wholly-owned subsidiary of the Company incorporated under the Delaware General Corporation Law for the purpose of effecting the change of domicile, and (4) as such proxy deems advisable on such other matters as may come before the meeting or any adjournment(s) thereof.

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). The Board of Directors unanimously recommends a vote FOR all nominees for directors and proposals 2 and 3.

1.	Election of Directors FOR all Nominees: Gary T. Steele, Nicholas Tompkins, Duke K. Bristow, Ph.D., Robert Tobin

☐ FOR	☐ AGAINST	☐ ABSTAIN

For all nominees except as noted:

(INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below)

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 25, 2008

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To authorize and approve a change of the Company’s domicile from California to Delaware effected by the merger of the Company, a California corporation, with and into Landec Corporation, a newly formed wholly-owned subsidiary of the Company incorporated under the Delaware General Corporation Law for the purpose of effecting the change of domicile and in their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Signature of Shareholder)

(Date)

(Signature of Shareholder)

(Date)